SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Tidewater Inc.

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(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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TIDEWATER INC.

601 Poydras Street, Suite 1500

New Orleans, Louisiana 70130

June 27, 2014

To Our Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Tidewater Inc. to be held in the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on July 31, 2014 at 10:00 a.m., Central Time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the meeting. Our directors and officers will be present at the meeting to respond to your questions.

You are requested to vote by proxy as promptly as possible. You may vote by signing, dating, and returning the enclosed proxy card in the envelope provided. You may also vote by telephone or online by following the instructions on the proxy card. If you attend the meeting, which we hope that you will, you may vote in person even if you previously voted by proxy.

Sincerely,

JEFFREY M. PLATT

President and Chief Executive Officer

TIDEWATER INC.

601 Poydras Street, Suite 1500

New Orleans, Louisiana 70130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2014 Annual Meeting of Stockholders of Tidewater Inc. will be held in the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on July 31, 2014 at 10:00 a.m., Central Time, for the following purposes:

•	to elect 11 directors, each for a one-year term;

•	to approve, on an advisory basis, our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote);

•	to approve the Tidewater Inc. 2014 Stock Incentive Plan;

•	to ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2015; and

•	to transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on June 13, 2014 are entitled to notice of, and to vote at, the 2014 annual meeting. Our board of directors unanimously recommends that you vote FOR each of the 11 director nominees, FOR approval of our executive compensation, FOR approval of the Tidewater Inc. 2014 Stock Incentive Plan, and FOR ratification of our selection of Deloitte & Touche LLP as our auditors.

Your vote is important. If you are unable to attend the meeting in person and wish to have your shares voted, please complete, date, and sign the enclosed proxy card, and return it in the accompanying envelope as promptly as possible. Alternatively, you may vote by telephone or online as explained on the enclosed proxy card. You may revoke your proxy by giving a revocation notice to our Secretary at any time before the 2014 annual meeting, by delivering timely a proxy bearing a later date, or by voting in person at the meeting.

By Order of the Board of Directors

BRUCE D. LUNDSTROM

Executive Vice President,

General Counsel and Secretary

New Orleans, Louisiana

June 27, 2014

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF OUR

PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JULY 31, 2014.

This proxy statement and our 2014 annual report

are available at www.edocumentview.com/TDW

REQUIREMENTS FOR ATTENDING THE ANNUAL MEETING IN PERSON

If you plan to attend the annual meeting in person, please bring the following:

1.	proper personal identification (preferably a current driver’s license); and

2.	acceptable proof of ownership if your shares are held in “Street Name.”

“Street Name” means your shares are held of record by brokers, banks, or other institutions.

Acceptable proof of ownership is a letter from your broker, bank, or other nominee confirming that you were the beneficial owner of our stock on the record date or an account statement showing that you were the beneficial owner of our stock on the record date.

We reserve the right to deny admission to the meeting to any person other than a stockholder of record on the record date (or a duly-designated proxy) or a beneficial owner of shares held in street name on the record date who has followed the procedures outlined above.

If you need directions to the annual meeting, please contact us at (504) 568-1010.

TIDEWATER INC.

601 Poydras Street, Suite 1500

New Orleans, Louisiana 70130

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these proxy materials?

A:	Our board of directors (our “board”) is soliciting your proxy to vote at our 2014 annual meeting because you owned shares of our common stock at the close of business on June 13, 2014, the record date for the meeting, and are entitled to vote those shares at the meeting. This proxy statement, along with a proxy card or a voting instruction form, is being mailed to our stockholders and will be available online at www.edocumentview.com/TDW beginning June 27, 2014. This proxy statement summarizes information relevant to your vote on the matters that will be considered at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	On what matters will I be asked to vote?

A:	At the annual meeting, our stockholders will be asked:

•	to elect 11 directors for a one-year term;

•	to approve, on an advisory basis, our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote);

•	to approve the Tidewater Inc. 2014 Stock Incentive Plan;

•	to ratify the selection of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for fiscal year 2015; and

•	to consider any other matter that properly comes before the meeting.

Q:	Where and when will the meeting be held?

A:	The meeting will be held in the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on July 31, 2014 at 10:00 a.m., Central Time.

Q:	Who is soliciting my proxy?

A:	Our board is soliciting the proxy that you are entitled to vote at our 2014 annual meeting of stockholders. By completing and returning the proxy card or voting instruction form, you are authorizing the proxy holder to vote your shares of common stock at our annual meeting in accordance with your instructions.

Q:	How many votes may I cast?

A:	You may cast one vote for every share of our common stock that you owned on the record date. With respect to the election of directors, you may cast one vote for every share of our common stock that you owned on the record date for each director nominee.

Q:	How many votes can be cast by all stockholders?

A:	On the record date, we had 49,718,678 shares of common stock outstanding, all of which were entitled to one vote per share.

Q:	How many shares must be present to hold the meeting?

A:	Our bylaws provide that the presence at the meeting, whether in person or by proxy, of a majority of the outstanding shares of stock entitled to vote constitutes a “quorum,” which is required to hold the meeting. On the record date, 24,859,340 shares constituted a majority of our outstanding stock entitled to vote at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, Computershare, you are the “stockholder of record” with respect to those shares and we have sent these proxy materials directly to you.

If your shares are held on your behalf in a stock brokerage account or by a bank or other nominee, you are the “beneficial owner” of shares held in “street name” and the proxy materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to instruct your broker, bank, or nominee as to how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the internet.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•

Proxy card or voting instruction form:    If your shares are registered in your name, you may vote your shares by completing, signing, and dating the proxy card and then returning it in the enclosed prepaid envelope. If your shares are held in street name by a broker, bank, or other nominee, you should have been provided with a voting instruction form that will provide you with the procedures you should follow to cast your vote.

•

By telephone or the Internet:    If your shares are registered in your name, you may also vote by telephone by calling 1-800-652-8683 or online at www.envisionreports.com/TDW by following the instructions at that site. The availability of telephone and online voting for beneficial owners whose shares are held in street name will depend on the voting procedures adopted by your broker, bank, or nominee. Therefore, we recommend that you follow the instructions in the materials you receive.

•

In person at the annual meeting:    You may also vote in person at the annual meeting, either by attending the meeting yourself or authorizing a representative to attend the meeting on your behalf. You may also execute a proper proxy designating that person to act as your representative at the meeting. If you are a beneficial owner of shares, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspector of election with your ballot when you vote at the annual meeting.

Q:	Once I deliver my proxy, can I revoke or change my vote?

A:	Yes. You may revoke or change your proxy at any time before it is voted at the meeting by delivering a written revocation notice to our Secretary or by delivering an executed replacement proxy by the voting deadline. In addition, if you vote in person at the meeting, you will revoke all prior proxies.

Q:	Can my shares be voted if I do not return the proxy card and do not attend the meeting in person?

A:	If you hold shares in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal that your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers, banks, and other nominees generally only have discretionary authority to vote without instructions from beneficial owners on the ratification of the appointment of an independent registered public accounting firm; they do not have discretionary authority to vote in the absence of instructions from beneficial owners on the other matters proposed in this proxy statement.

Shares represented by proxies that include broker non-votes on a given proposal will be considered present at the meeting for purposes of determining a quorum, but those shares will not be considered to be represented at the meeting for purposes of calculating the vote with respect to that proposal.

If you do not vote shares registered in your name, your shares will not be voted. However, the company may vote your shares if you execute and return a blank or incomplete proxy card (see “What happens if I return a proxy card without voting instructions?” below regarding record holders).

Q:	What happens if I return a proxy card without voting instructions?

A:	If you properly execute and return a proxy or voting instruction form, your stock will be voted as you specify.

If you are a stockholder of record and you execute and return a blank or incomplete proxy card without voting instructions, your shares will be voted (i) FOR each of the 11 director nominees, (ii) FOR the advisory say-on-pay vote, (iii) FOR the Tidewater Inc. 2014 Stock Incentive Plan, and (iv) FOR the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2015.

If you are a beneficial owner of shares and do not give voting instructions to your broker, bank, or nominee, your broker, bank, or nominee will be entitled to vote your shares only with respect to those items over which it has discretionary authority to vote, as discussed above.

Q:	How does Tidewater recommend I vote on each proposal? What vote is required to approve each proposal? What effect do abstentions, withheld votes, and broker non-votes have on each proposal?

A:	The following chart explains what your voting options are with regard to each matter proposed for a vote at the annual meeting, how we recommend that you vote, what vote is required for that proposal to be approved, and how abstentions or withheld votes and broker non-votes affect the outcome of that vote.

Proposal	Your Voting Options	Voting Recommendation of the Board	Vote Required for Approval	Effect of Abstentions or Withheld Votes	Effect of Broker Non-Votes

Election of directors	You may vote “FOR” each nominee or choose to “WITHHOLD” your vote for one or more of the nominees.	The board recommends you vote FOR each of the 11 nominees.	each nominee is elected by plurality of votes cast (but see the note below on our “Majority Voting Policy in Director Elections”)	no effect	no effect

Say-on-pay vote (advisory)	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The board recommends you vote FOR approval of our executive compensation as disclosed in this proxy statement.	affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	will count as a vote AGAINST this proposal	no effect

Approval of the Tidewater Inc. 2014 Stock Incentive Plan	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The board recommends you vote FOR approval of the Plan.	affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	will count as a vote AGAINST this proposal	no effect

Ratification of our selection of Deloitte & Touche as our auditors	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The board recommends you vote FOR ratification of our selection of auditors.	affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	will count as a vote AGAINST this proposal	not applicable (routine matter on which brokers have discretionary authority to vote uninstructed shares)

Majority Voting Policy in Director Elections.    Although our directors are elected by plurality vote, our board has adopted a majority voting policy requiring any nominee for director who receives a greater number of “WITHHELD” votes than “FOR” votes in an uncontested election to tender his or her resignation for consideration by our board’s nominating and corporate governance committee. You may find more information about our majority voting policy in this proxy statement under the heading “Election of Directors (Proposal 1)—Majority Voting Policy.”

Any Other Matters.    Any other matter that properly comes before the annual meeting will be decided by the vote of the holders of a majority of the shares of common stock present in person or represented by proxy, except where a different vote is required by statute, our certificate of incorporation, or our bylaws.

Q:	Who pays for soliciting proxies?

A:	We pay all costs of soliciting proxies. In addition to solicitations by mail, we have retained Morrow & Co. to aid in the solicitation of proxies for the 2014 annual meeting at an estimated fee of $9,500. Our directors, officers, and employees, in the course of their employment and for no additional compensation, may request the return of proxies by mail, telephone, Internet, personal interview, or other means. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting materials to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their reasonable expenses.

Q:	What is “householding”?

A:	The delivery rules regarding proxy materials may be satisfied by delivering a single copy to an address shared by two or more stockholders. This method of delivery is referred to as “householding.”

Currently, we are not householding for stockholders of record but if you hold your shares in street name, your broker, bank, or nominee may be householding, unless we or they have received contrary instructions from one or more of the stockholders at a shared address.

If you hold your shares in street name, and your proxy materials are being householded, and you wish to receive a separate copy of the any of the proxy materials, you may either notify your broker, bank, or nominee directly or you may notify us directly by calling (504) 568-1010 or by sending a written request addressed to our Secretary at 601 Poydras Street, Suite 1500, New Orleans, Louisiana 70130. In either case, upon such a request, we will deliver to you promptly a separate copy of the requested proxy materials.

Q:	Could other matters be considered and voted upon at the meeting?

A:	Our board does not expect to bring any other matter before the annual meeting and it is not aware of any other matter that may be considered at the meeting. In addition, under our bylaws, the time has expired for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	What happens if the meeting is postponed or adjourned?

A:	Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still have the right to change or revoke your proxy until it is voted.

Q:	When will the voting results be announced?

A:	We will announce preliminary voting results at the annual meeting. We will also disclose the voting results on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the annual meeting, which will also be available on our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows the name, address and stock ownership of each person known by us to beneficially own more than 5% of our common stock as of June 13, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
BlackRock, Inc.	3,128,217	(2)	6.3%
40 East 52nd Street
New York, New York 10022

The Vanguard Group	2,923,051	(3)	5.9%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

Sprucegrove Investment Management Ltd.	2,488,083	(4)	5.0%
181 University Avenue, Suite 1300
Toronto, Ontario M5H 3M7
Canada

(1)	Based on 49,718,678 shares of common stock outstanding on June 13, 2014 and includes for each person the number of shares the person has the right to acquire within 60 days of June 13, 2014.
(2)	Based on a Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc., which has sole voting power over 2,845,613 shares and sole dispositive power over all shares reported.
(3)	Based on a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group, a registered investment adviser, which has sole voting power over 30,732 shares, sole dispositive power over 2,895,519 shares, and shared dispositive power over 27,532 shares.
(4)	Based on a Schedule 13G filed with the SEC on February 13, 2014 by Sprucegrove Investment Management Ltd., which has sole voting power over 1,466,367 shares, shared voting power over 1,021,716 shares, and sole dispositive power over all shares reported.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of June 13, 2014 by each director, by each executive officer named in the Summary Compensation Table (“named executive” or “NEO”), and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class of Common Stock(1)	Tidewater Inc. Deferred Stock Units(2)
Directors
M. Jay Allison	—		*	16,755
James C. Day	1,500	(3)	*	14,852
Richard T. du Moulin	19,100	(4)(5)	*	17,681
Morris E. Foster	—		*	7,850
J. Wayne Leonard	15,000	(4)	*	17,681
Richard A. Pattarozzi	12,500	(4)	*	17,681
Jeffrey M. Platt	190,704	(6)(7)	*	—
Robert L. Potter	2,000		*	785
Nicholas J. Sutton	—		*	17,092
Cindy B. Taylor	—		*	14,029
Dean E. Taylor(8)	522,161	(9)	1.1%	4,301
Jack E. Thompson	7,500	(4)	*	17,681
Named Executive Officers(10)
Quinn P. Fanning	99,833	(6)	*	—
Jeffrey A. Gorski	17,378	(6)	*	—
Bruce D. Lundstrom(11)	114,747	(6)	*	—
Joseph M. Bennett	129,866	(6)	*	—
All directors and executive officers as a group (16 persons)	1,132,289	(12)	2.3%	146,388

*	Less than 1.0%.
(1)	Calculated on the basis of 49,718,678 shares of common stock outstanding at June 13, 2014, and includes for each person and group the number of shares that person or group has the right to acquire within 60 days of June 13, 2014.
(2)	As part of his or her compensation, each non-management director receives a grant of deferred stock units on March 31 of each year under the Directors Deferred Stock Units Plan. Please see “Director Compensation” for more information.
(3)	These shares are held in a family trust for the benefit of Mr. Day and his children. As one of three trustees of the trust, Mr. Day shares voting and investment power over these shares.
(4)	Includes shares that may be acquired within 60 days upon exercise of non-management director stock options, as follows: Mr. du Moulin, 10,000; Mr. Leonard, 10,000; Mr. Pattarozzi, 10,000; and Mr. Thompson, 5,000.
(5)	Includes 1,100 shares owned by Mr. du Moulin’s children, as to which he disclaims beneficial ownership.

(6)	The total number of shares shown as beneficially owned by each named executive includes the following:

Named Executive	Shares Acquirable within 60 days upon Exercise of Stock Options	Shares Attributable to the NEO’s Account under our 401(k) Savings Plan	Shares of Restricted Stock as to which the NEO Has Sole Voting Power but No Investment Power
Mr. Platt	112,025	1,556	12,370
Mr. Fanning	69,075	1,078	9,570
Mr. Gorski	—	345	2,500
Mr. Lundstrom	67,432	1,190	9,950
Mr. Bennett	83,058	3,964	7,981

In addition to the beneficial ownership reported in this table, each of the named executives also holds unvested restricted stock units as follows: Mr. Platt, 133,968 units; Mr. Fanning, 65,468 units; Mr. Gorski, 61,818 units; Mr. Lundstrom, 54,995 units; and Mr. Bennett, 42,325 units. For more information on the restricted stock units held by our named executives, please see the table entitled “Outstanding Equity Awards at March 31, 2014.”

(7)	Includes 708 shares acquired in a previous employer’s 401(k) plan.
(8)	Mr. Taylor served as our President and Chief Executive Officer until his retirement on May 31, 2012 and as our board’s non-executive chairman through December 31, 2013. He currently serves as a non-management director.
(9)	Includes (a) 8,539 shares as to which Mr. Taylor disclaims beneficial ownership (3,957 shares owned by his children and 4,582 shares held in a family trust); (b) 326,424 shares that may be acquired within 60 days upon exercise of vested stock options; and (c) 17,030 shares of performance-based restricted stock, over which Mr. Taylor has voting power but no investment power. Not included in the table are 19,962 performance-based restricted stock units held by Mr. Taylor.
(10)	Information regarding shares beneficially owned by Jeffrey M. Platt, who was a named executive for fiscal 2014 in addition to Messrs. Fanning, Gorski, Lundstrom, and Bennett, appears immediately above under the caption “Directors.”
(11)	Includes 18,189 shares that are subject to a divorce decree and over which Mr. Lundstrom has voting but no investment power.
(12)	Includes (a) 693,014 shares of our common stock that such persons have the right to acquire within 60 days through the exercise of options; (b) 9,639 shares for which directors and executive officers reported indirect ownership and disclaim beneficial ownership; (c) 1,500 shares held in a family trust, over which such person shares voting and investment power; (d) 708 shares acquired in a previous employer’s 401(k) plan; (e) 8,133 shares attributable to such persons’ accounts in our 401(k) Savings Plan; and (f) 77,590 shares for which the directors and executive officers have voting but no investment power.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our directors are elected annually. Our board currently has 12 members; however, one of our current directors (Mr. Taylor) will not be standing for re-election at the annual meeting. Therefore, upon the recommendation of our nominating and corporate governance committee, our board has voted to reduce the size of the board to 11 members effective on the date of the annual meeting, and has re-nominated all of the other 11 current board members to serve another term as director.

Each director elected at the 2014 annual meeting will serve a one-year term beginning at the annual meeting and ending when his or her successor, if any, is elected or appointed. Assuming stockholders elect all of these director nominees at the annual meeting, our board, following the annual meeting, will have 11 directors.

We intend to vote the proxies received in response to this solicitation “FOR” the election of each of the nominees. If any nominee is no longer a candidate at the time of the annual meeting, we intend to vote the proxies “FOR” the election of the other nominees and proxies may be voted for any substitute nominee of our board. Our board has no information or reason to believe that any nominee will not be a candidate at the time of the annual meeting or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for more than 11 nominees.

Majority Voting Policy.    Our board has adopted a majority voting policy as a part of its Corporate Governance Policy. Under this policy, any director who stands for re-election in an uncontested election and who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation following certification of the stockholder vote. Our board’s nominating and corporate governance committee is required to promptly consider and recommend to our board whether to accept the tendered resignation. Our board will then act on the committee’s recommendation within 90 days following certification of the stockholder vote. We would then promptly and publicly disclose the board’s reasoning and final decision in a current report on Form 8-K filed with the SEC. A copy of our Corporate Governance Policy, which includes our majority voting policy, may be obtained as described under “Corporate Governance—Availability of Corporate Governance Materials.” Abstentions, withheld votes and broker non-votes will have no effect on this proposal.

Our board of directors recommends that you vote “FOR” each of the following 11 nominees: M. Jay Allison, James C. Day, Richard T. du Moulin, Morris E. Foster, J. Wayne Leonard, Richard A. Pattarozzi, Jeffrey M. Platt, Robert L. Potter, Nicholas J. Sutton, Cindy B. Taylor, and Jack E. Thompson.

A biography of each director nominee is set forth below. Each director nominee’s biography contains information regarding that person’s service as a director, business experience, other public company directorships held currently or at any time during the last five years, and the nominee’s experiences, qualifications, attributes, or skills that led the nominating and corporate governance committee and our board to determine that he or she should serve as a director for our company.

Name and Age	Business Experience, Qualifications, and Skills	Tidewater Director since
M. Jay Allison, 58

M. Jay Allison is the Chief Executive Officer and Chairman of the board of directors of Comstock Resources, Inc., a publicly-traded independent energy company specializing in oil and gas exploration, development and production. He first joined Comstock Resources in 1987 as its Vice President, Secretary, and Director, was appointed Chief Executive Officer in 1988, and was elected the company’s Chairman in 1997. Mr. Allison also served as the President of Comstock Resources from 1988 to 2013.

Mr. Allison holds B.B.A., M.S., and J.D. degrees from Baylor University. From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas. Mr. Allison was Chairman of the board of directors of Bois d’Arc Energy, Inc., a publicly-traded independent exploration company engaged in the discovery and production of oil and natural gas in the Gulf of Mexico, from its formation in 2004 until its merger with Stone Energy Corporation in August 2008.

Mr. Allison is a member of the Board of Regents for Baylor University, former Chair of Legacy Christian Academy in Frisco, Texas, a former trustee of Howard Payne University in Brownwood, Texas and a former member of the Advisory Board for the Salvation Army in Dallas, Texas. Mr. Allison was awarded the Ernst & Young Entrepreneur Of The Year® 2009 Award in the Energy, Chemicals and Mining category.

Mr. Allison brings over 26 years of executive management and public company board experience in the oil and gas industry to our board. In addition, his legal background, his considerable industry knowledge and experience, and his experience with mergers and acquisitions make Mr. Allison a valuable member of our board.

2006

James C. Day, 71

James C. Day is the retired Chairman of the Board and former Chief Executive Officer and President of Noble Corporation, one of the world’s largest offshore drilling companies. He served as Chairman of the board of directors of Noble from 1992 to 2007, as its Chief Executive Officer from 1984 to 2006, and as President from 1984 to 1999 and again from 2003 to 2006.

Mr. Day began his career at Noble after his graduation from Phillips University with a Bachelor of Science degree in Business Administration. In 2007, he was awarded an Honorary Degree of Doctor of Humane Letters from the University of Oklahoma. From 1993 to 2006, Mr. Day served as a director of Global Industries, Ltd., a publicly-traded provider of offshore marine construction services. He is a former chairman of the International Association of Drilling Contractors and the National Ocean Industries Association (NOIA).

2007

Name and Age	Business Experience, Qualifications, and Skills	Tidewater Director since

Mr. Day currently serves as a director of ONEOK, Inc., the general partner of one of the largest publicly-traded master limited partnerships and among the largest natural gas distributors in the world, and EOG Resources, Inc., a publicly-traded independent oil and gas company with reserves in the United States as well as in Canada, Trinidad, the United Kingdom, and China. He is an honorary director of the American Petroleum Institute, which awarded him the Gold Medal for Distinguished Achievement, the Institute’s highest award. In addition, Mr. Day is a trustee of The Samuel Roberts Noble Foundation, Inc., and is founder, director, and President of The James C. and Teresa K. Day Foundation. He serves on the boards of numerous other civic, business, and not-for-profit organizations.

Mr. Day brings to the board a broad base of knowledge in various segments of the energy sector—from exploration and drilling to delivery and distribution. His extensive management and operational expertise in the oil and gas industry and his public company board service contribute greatly to the board’s skillset. The board also benefits from the perspective Mr. Day gained during his tenure at the helm of a large, publicly-traded company with an international footprint.

Richard T. du Moulin, 67

Richard T. du Moulin currently serves as the President of Intrepid Shipping LLC, a privately held company that manages a fleet of ocean-going vessels. He has held this position since the company was founded in 2002.

After graduating from Dartmouth College, Mr. du Moulin served in the U.S. Navy from 1969 to 1972. In 1974, he received an MBA from Harvard Business School and began his career at OMI Corporation. During his 15 years with OMI, he served as Executive Vice President, Chief Operating Officer, and as a member of the company’s board of directors. He left OMI in 1989 to start his own company, Intrepid Shipping. That same year, he led a group of partners in a buy-out of Marine Transport Lines (MTL), the oldest marine transportation company in America, after which Intrepid took on the name of MTL. The company later went public and became Marine Transport Corporation (MTC), and Mr. du Moulin served as its Chairman and Chief Executive Officer from 1998 to 2002. After the acquisition of several competitors, Mr. du Moulin and partners sold MTC to Crowley Maritime in 2002, paving the way for him to organize and lead a new Intrepid Shipping in 2002.

Mr. du Moulin served as Chairman of Intertanko, the leading trade organization for the tanker industry, from 1996 to 1999. Mr. du Moulin is a recipient of the U.S. Coast Guard’s Distinguished Service Medal and the shipping industry’s highest honors, the Commodore Award and the AOTOS (Admiral of the Ocean Seas).

2003

Name and Age	Business Experience, Qualifications, and Skills	Tidewater Director since

Mr. du Moulin is currently a director of Teekay Tankers Ltd., a publicly-traded affiliate of Teekay Corporation, the world’s largest owner/operator of medium-sized crude oil tankers. Mr. du Moulin has served on the board of the American Bureau of Shipping and is a trustee of the National Maritime Historical Society. In addition, Mr. du Moulin is a member of the Board of Trustees and Chairman of the Seamens Church Institute of New York and New Jersey.

Mr. du Moulin has considerable executive management, business development, and merger and acquisition experience. His expertise in many aspects of the maritime transportation industry adds significant value to the board’s knowledge base.

Morris E. Foster, 71

Morris E. Foster retired in 2008 as Vice President of ExxonMobil Corporation and President of ExxonMobil Production Company following more than 40 years of service with the ExxonMobil group.

Mr. Foster joined Exxon in 1965 after his graduation from Texas A&M University with a Bachelor of Science in mechanical engineering. He served in a number of production engineering and management roles domestically as well as in the United Kingdom and Malaysia prior to his appointment in 1995 as a Senior Vice President in charge of the upstream business of Exxon Company, USA. In 1998, Mr. Foster was appointed President of Exxon Upstream Development Company, and following the merger of Exxon and Mobil in 1999, he was named to the position of President of ExxonMobil Development Company. In 2004, Mr. Foster was named President of Exxon Mobil Production Company, the division responsible for ExxonMobil’s upstream oil and gas exploration and production business, and a Vice President of ExxonMobil Corporation.

Mr. Foster currently serves as Chairman of Stagecoach Properties Inc., a real estate holding corporation with properties in Salado, Houston and College Station, Texas; Carmel, California and Argentina and as a member of the Board of Regents of Texas A&M University. In addition, Mr. Foster currently serves as the Chairman of The University of Texas Investment Management Company (UTIMCO) and on the boards of Scott & White Medical Institute and First State Bank of Temple, Texas. He was inducted into Texas A&M University’s Academy of Distinguished Graduates in 1993.

Mr. Foster has extensive executive management experience in both the development and production segments of the oil and gas industry that we serve. He brings a sophisticated working knowledge of the complexity of conducting international operations to our board. In addition, Mr. Foster’s considerable practical experience in achieving integration of business operations following a merger provides a valuable perspective to our board’s evaluation of corporate opportunities.

2010

Name and Age	Business Experience, Qualifications, and Skills	Tidewater Director since
J. Wayne Leonard, 63

J. Wayne Leonard retired as the Chief Executive Officer and Chairman of the board of directors of Entergy Corporation, a Fortune 500 integrated energy company engaged primarily in electric power production and retail distribution operations, in 2013, having served 14 years at Entergy’s helm. Mr. Leonard has over 38 years of experience in the energy and power sector.

Mr. Leonard earned a degree in Accounting and Political Science from Ball State University and an MBA from Indiana University. He is a certified public accountant.

During his tenure as Entergy’s Chief Executive Officer, Mr. Leonard was recognized as one of the top CEOs in the power industry. He received the Platts Global Energy Award of Global Energy CEO of the Year in 2003, having been a finalist for that award for an unprecedented nine consecutive years (2001-2009). Mr. Leonard was named Institutional Investor’s Best CEO (energy/electric utilities) in 2004 and in 2010, and was one of the top four nominees for that award in every year during that period.

Mr. Leonard is currently a director of the Edison Electric Institute, the association of shareholder-owned electric companies. He also serves as a trustee of United Way of Greater New Orleans and of the National D-Day Museum Foundation, as well as serving on the boards of various other civic and charitable organizations.

Mr. Leonard has considerable leadership experience in the energy sector, and has widely been recognized as a leader in corporate governance. As a certified public accountant, Mr. Leonard has a sophisticated understanding of financial and accounting matters.

2003

Richard A. Pattarozzi, 70

Richard A. Pattarozzi currently serves as the independent chairman of our board of directors, having previously served as our lead independent director. Mr. Pattarozzi retired as Vice President of Shell Oil Company in 2000, having joined the Shell family of companies in 1966. He served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. from 1995 until 1999.

Mr. Pattarozzi previously served on the boards of Superior Energy Services, Inc., a leading provider of specialized oilfield services and equipment, Transocean Inc., the former parent holding company and now a wholly-owned subsidiary of Transocean Ltd., the world’s largest offshore drilling contractor, and Global Industries, Ltd., an offshore engineering and construction company that merged with Technip S.A. in 2011. He is the past Chairman of the Board of Trustees of the Offshore Energy Center. Mr. Pattarozzi received a B.S. in Engineering from the University of Illinois.

2001

Name and Age	Business Experience, Qualifications, and Skills	Tidewater Director since

Mr. Pattarozzi is a member of the board of FMC Technologies, Inc. and serves as the lead director of Stone Energy Corporation, a publicly-traded independent oil and natural gas exploration and production company. In addition, Mr. Pattarozzi is a member of the board of Environmental Drilling Solutions, a privately held company. Mr. Pattarozzi also currently serves on the board of trustees of the Army War College in Carlyle, Pennsylvania, and previously served as Chairman of the Board of Trustees of the United Way of Greater New Orleans and as a trustee of the National World War II Museum in New Orleans.

Mr. Pattarozzi has considerable board and senior management experience. His many years of working with publicly-traded, multinational companies deepens our board’s ability to understand and respond to the opportunities and challenges our company faces, which makes him an ideal person to lead our board. In addition, Mr. Pattarozzi’s extensive experience in the oil and gas industry has enabled him to gain a thorough grasp of health, safety, and regulatory matters that affect our company.

Jeffrey M. Platt, 56

Jeffrey M. Platt has served as the company’s President and Chief Executive Officer since June 1, 2012. Mr. Platt joined the company in 1996 as General Manager of its Brazilian operations. In 2001, he assumed responsibility for all of the company’s joint ventures and business in Mexico. In November 2001, Mr. Platt was promoted to the position of corporate Vice President with responsibility for all of the company’s business activities in South America, Mexico and the Caribbean. In March 2004, he was promoted to Senior Vice President. In this role, he was responsible for the Americas and operations in the Middle East and India. Until his appointment as President and Chief Executive Officer in 2012, Mr. Platt served as the company’s Executive Vice President since July 2006 and Chief Operating Officer since March 2010. Prior to joining the company, Mr. Platt had a 15-year career with Schlumberger Well Services and Rollins Environmental Services.

Mr. Platt graduated from the University of Pittsburgh with a degree in Electrical Engineering. Mr. Platt serves on the boards of Junior Achievement, the Seamen’s Church Institute, The U.S. Coast Guard Foundation, and the National Ocean Industries Association (NOIA).

Mr. Platt’s long tenure with our company has provided him with in-depth industry knowledge and given him considerable first-hand experience with our operating subsidiaries and the international scope of our operations. In addition, he has developed and maintains strong relationships with our clients, and we believe that his presence on our board has been key to a successful senior management transition.

2012

Name and Age	Business Experience, Qualifications, and Skills	Tidewater Director since
Robert L. Potter, 63

Robert L. Potter retired as President of FMC Technologies, Inc., a publicly-traded global provider of technology solutions for the energy industry, in November 2013. Mr. Potter joined FMC Technologies in 1973 after his graduation from Rice University and served in a number of sales management and operations management roles prior to his appointment in 2001 as Vice President of Energy Processing. Mr. Potter was appointed Senior Vice President of Energy Processing and Global Surface Wellhead in 2007 and Executive Vice President of Energy Systems in 2010 before becoming President in August 2012.

Mr. Potter is a former chairman of the Petroleum Equipment Suppliers Association and currently serves on its board of directors. He is a member of the National Ocean Industries Association and the American Petroleum Institute. Mr. Potter also serves on the advisory board of Spindletop Charities and is a member of the Council of Overseers for the Jones Graduate School of Business at Rice University.

Mr. Potter has extensive operational and managerial experience in the oil services industry, which makes him a valuable addition to our board. Given our increased focus on integrating new technologies and broadening the scope of services we can provide, we expect that Mr. Potter’s in-depth knowledge of many of these technologies will contribute significantly to the board’s ability to evaluate opportunities as they are presented.

2013

Nicholas J. Sutton, 69

Nicholas J. Sutton has served as the Chairman and Chief Executive Officer of Resolute Energy Corporation, a publicly-traded company engaged in the acquisition, development and production of domestic oil and gas, since the company’s founding in 2004.

Mr. Sutton was co-founder, Chairman, and Chief Executive Officer of HS Resources, Inc. from 1978 until late 2001, when Kerr-McGee Corporation acquired the company. Mr. Sutton served on the board of Kerr-McGee from 2001 until he founded Resolute in 2004. Mr. Sutton has also served on the boards of the Colorado Oil & Gas Association, the San Francisco Bay Area YMCA, and the Saint Francis Memorial Hospital Foundation.

Mr. Sutton earned his law degree from the University of California-Hastings College of Law and his undergraduate degree in engineering from Iowa State University. He is a Graduate of Harvard Business School’s Executive Education OPM Program. Before founding HS Resources, Mr. Sutton served as a law clerk to the Chief Justice of the California Supreme Court and practiced law with the San Francisco firm of Pillsbury, Madison & Sutro. Mr. Sutton is a member of the Society of Petroleum Engineers and of the American Association of Petroleum Geologists.

2006

Name and Age	Business Experience, Qualifications, and Skills	Tidewater Director since
Mr. Sutton brings to the board an understanding of our company’s regulatory and legal challenges. His experience founding new businesses provides an entrepreneurial viewpoint and his successful completion of mergers and acquisitions contributes to the board’s ability to evaluate new opportunities.

Cindy B. Taylor, 52

Cindy B. Taylor has served as President, Chief Executive Officer, and a director of Oil States International, Inc., a publicly-traded, diversified solutions provider for the oil and gas industry, since 2007. Ms. Taylor first joined Oil States in 2000 as Senior Vice President—Chief Financial Officer and Treasurer and served as the company’s President and Chief Operating Officer from 2006 until 2007.

Ms. Taylor began her career in 1984 with Ernst & Young, LLP, a public accounting firm, and held various management positions with that firm until 1992. Ms. Taylor was Vice President—Controller of Cliffs Drilling Company from 1992 to 1999 and Chief Financial Officer of LE Simmons & Associates, Inc. from 1999 to 2000. She holds a B.B.A. degree in Accounting from Texas A&M University and is a Certified Public Accountant in the state of Texas.

Ms. Taylor currently serves on the board of AT&T Inc., a global telecommunications company. In addition, Ms. Taylor previously served as a director of Global Industries, Ltd., an offshore engineering and construction company, and Boots & Coots International Well Control, Inc., a well control and emergency response company.

Ms. Taylor brings to our board a wealth of financial and accounting experience, and is one of three audit committee financial experts as confirmed by our board. Not only does Ms. Taylor bring a broad spectrum of management experience to the board—as a former chief financial officer, a former chief operating officer, and a current chief executive officer—she also has a considerable depth of knowledge in each role. Her experience leading a diversified oilfield services company in international transactions enhances our board’s ability to critically evaluate and act upon international opportunities.

2008

Jack E. Thompson, 64

Jack E. Thompson has been employed as an independent management consultant since 2001. An engineer with over 40 years of experience in mining and mine management, Mr. Thompson served as Chairman and Chief Executive Officer of Homestake Mining Company, a publicly-traded gold mining company, from 1994 until it became a subsidiary of Barrick Gold Corporation in 2001. Mr. Thompson then served as Vice Chairman of Barrick, one of the largest pure gold mining operations in the world, until 2005.

Mr. Thompson holds a Bachelor of Science degree in Mining and Engineering from the University of Arizona and an Honorary Doctorate in Mining Management from the South Dakota School of Mines.

2005

Name and Age	Business Experience, Qualifications, and Skills	Tidewater Director since

Mr. Thompson has previously served on the boards of directors of Rinker Group Ltd., a publicly-traded, Australian-based multinational building products company acquired by CEMEX in 2007, and Stillwater Mining Company, a publicly-traded mining company primarily engaged in the development, extraction, processing, smelting, refining, and marketing of palladium, platinum, and associated metals in Montana. Mr. Thompson has also served as a director of Phelps Dodge Corporation, a publicly-traded copper mining company which was acquired by Freeport-McMoRan Copper & Gold Inc. in 2007; Centerra Gold, Inc., a gold mining company that is the largest Western-based gold producer in Central Asia and the former Soviet Union; and Century Aluminum Co., a publicly-traded producer of primary aluminum. In addition, he has previously served as a member of the Advisory Board of Resource Capital Funds, LLP. Mr. Thompson has taught seminars and classes on corporate governance and management at the University of Arizona, Golden Gate University, and the University of California at Davis.

Mr. Thompson is currently a director of Anglo American plc, a U.K. company which is one of the world’s largest diversified mining groups, and previously served as a director of Molycorp, Inc., a publicly-traded integrated rare earth products and technology company. Mr. Thompson is a director of the Lowell Institute for Mineral Resources at the University of Arizona and a member of the University of Arizona’s Industry Advisory Council for the College of Engineering and the Mining Engineering and Geological Department Advisory Council. He also serves as a director, and previously served as Chairman of the board, of the John Muir Health Foundation, the fundraising side of a three hospital non-profit group in Contra Costa County, California.

Born in Cuba and now a naturalized U.S. citizen, Mr. Thompson’s Hispanic background and Spanish language skills bring a welcomed diversity of perspective to our board. While many of our director nominees have backgrounds in the oil and gas industry, Mr. Thompson brings a unique perspective as a mining engineer with independent management experience in a similar extractive industry. His considerable experience with the corporate governance issues faced by multinational companies is also a valuable asset to our board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” EACH OF THE ELEVEN NOMINEES FOR DIRECTOR LISTED ABOVE.

Director Nominating Process and Considerations.    The nominating and corporate governance committee is responsible for reviewing and evaluating with our board of directors the appropriate skills, experience, and background desired of board members in the context of our business and the then-current composition of our board. Under our Corporate Governance Policy and the rules of the New York Stock

Exchange (“NYSE”), a majority of our directors must be independent. Our board has determined that, with the exception of Mr. Platt, our president and chief executive officer, each of our director-nominees meets the NYSE’s definition of “independence” (discussed in greater detail below under “Board of Directors—Director Independence”).

In considering the composition of our board of directors as a whole, the committee and the board evaluate the skills and experiences of each candidate to ensure that those specific talents, skills, and other characteristics needed to maintain our board’s effectiveness are possessed by an appropriate combination of directors. The committee seeks a diverse group of prospective candidates for board service who possess the requisite characteristics, skills, and experience to make a significant contribution. Our overarching goal is that the unique skills and experiences of each individual director complement and enhance the overall capabilities of the board.

The committee and our board have not adopted specific criteria for selecting director nominees, preferring to maintain the flexibility to evaluate the board’s needs at any given point in time in light of our company’s business model, strategic plan, and the skillset of the then-current members of the board. However, as evidenced by the biographies of our director nominees that appear above, we believe it is important that our board have individual directors who possess skills in such broad areas as:

•	strategic planning and business development;

•	mergers and acquisitions;

•	legal and regulatory compliance;

•	finance and accounting matters;

•	industry experience and knowledge—particularly in the oil services and maritime sectors;

•	demonstrated leadership of large, complex organizations;

•	public company board service; and

•	international business.

Each candidate is evaluated to ensure that he or she possesses personal and professional character and integrity, and each must demonstrate exceptional ability and judgment in his or her respective endeavors. Candidates must possess sufficient time and availability to effectively carry out their duties and responsibilities as a Tidewater director. The committee may employ professional search firms (for which it would pay a fee) to assist it in identifying potential nominees for board service with the right mix of skills and disciplines.

This year, the committee reviewed the qualifications of 11 of our 12 current directors (each current director except for Mr. Taylor, who is not standing for re-election). As in past years, the committee also reviewed the contributions each of these 11 current directors has made to our board and the company during his or her respective tenure as a director. The committee unanimously recommended each of these 11 directors be nominated for an additional one-year term. Subsequently, our board unanimously approved this slate of 11 director nominees to be submitted for election by our stockholders at the annual meeting.

Consideration of Candidates Recommended by Stockholders.    Our bylaws provide that a stockholder of our company entitled to vote for the election of directors may nominate candidates for election to our board at our annual meeting of stockholders by complying with the required notice procedures, as described in greater detail below. The nominating and corporate governance committee’s policy is to consider director candidates recommended by stockholders on the same basis and in the same manner as it considers all director candidates.

No director candidates were recommended by stockholders in time for consideration at the 2014 annual meeting. To be timely for our 2015 annual meeting, a stockholder’s notice must be given in writing and delivered or mailed to the company’s Secretary and received at our principal executive offices no earlier than April 22, 2015 and no later than May 17, 2015. However, if the 2015 annual meeting is set for a date more than 30 days before or after July 31, 2015, a stockholder’s notice, in order to be timely, must be received by the close of business on the later of 90 days prior to the date of the annual meeting or the tenth day following the day on which the meeting date was publicly announced.

Stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of our company. A description of these requirements is set forth in the company’s bylaws, which may be obtained as described under “Corporate Governance—Availability of Corporate Governance Materials.”

CORPORATE GOVERNANCE

Our board of directors has adopted corporate governance practices designed to aid the board and management in the fulfillment of their respective duties and responsibilities to our stockholders.

Corporate Governance Policy.    Our board has adopted a Corporate Governance Policy, which, together with our certificate of incorporation, bylaws, and board committee charters, form the framework for the governance of our company. The nominating and corporate governance committee is charged with reviewing the Corporate Governance Policy annually to assess the continued appropriateness of those guidelines in light of any new regulatory requirements and evolving corporate governance practices. After this review, the committee recommends any proposed changes to the Corporate Governance Policy to the full board for approval.

Code of Business Conduct and Ethics.    Our board has also adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics sets forth principles of ethical and legal conduct to be followed by our directors, officers, and employees. The Code requires any employee who reasonably believes or suspects that any director or employee has violated the Code of Business Conduct and Ethics, company policy or applicable law to report such activities to his or her supervisor or to our Chief Compliance Officer (Mr. Lundstrom, our General Counsel), either directly or anonymously. We do not tolerate retaliation of any kind against any person who, in good faith, reports any known or suspected improper activities pursuant to the Code of Business Conduct and Ethics or assists with any ensuing investigation.

Our Code of Business Conduct and Ethics also references disclosure controls and procedures required to be followed by all officers and employees involved with the preparation of the company’s SEC filings. These disclosure controls and procedures are designed to enhance the accuracy and completeness of the company’s SEC filings and, among other things, to ensure continued compliance with the Foreign Corrupt Practices Act.

Communicating with Directors.    Stockholders and other interested parties may communicate directly with our board, the non-management directors, or any committee or individual director by writing to any one of them in care of our Secretary at 601 Poydras Street, Suite 1500, New Orleans, Louisiana 70130. Our company or the director contacted will forward the communication to the appropriate director. For more information regarding how to contact the members of our board, please visit our website at http://www.tdw.com/about/corporate-governance/communicating-concerns-to-the-board-of-directors/.

Complaint Procedures for Accounting, Auditing, and Financial Related Matters.    The audit committee has established procedures for receiving, reviewing, and responding to complaints from any source regarding accounting, internal accounting controls, and auditing matters. The audit committee has also established procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Interested parties may communicate such complaints to the audit committee chair by following the procedures described under the heading “Communicating with Directors” above. Employees may report such complaints by following the procedures outlined in the Code of Business Conduct and Ethics and through other procedures communicated and available to them. We do not tolerate retaliation of any kind against any person who, in good faith, submits a complaint or concern under these procedures.

Availability of Corporate Governance Materials.    You may access our certificate of incorporation, our bylaws, our Corporate Governance Policy, our Code of Business Conduct and Ethics, and all committee charters under “Corporate Governance” in the “About Tidewater” section of our website at http://www.tdw.com. You also may request printed copies, which will be mailed to you without charge, by writing to us in care of our Secretary, 601 Poydras Street, Suite 1500, New Orleans, Louisiana 70130.

BOARD OF DIRECTORS

As of the date of this proxy statement, our board consists of 12 members. Assuming all director nominees are elected, our board will have 11 members following the annual meeting.

Board Meetings and Attendance.    During fiscal year 2014, our board held eight meetings. Each incumbent director attended at least 75% of the meetings of the board and of the committees on which he or she served. Our board does not have a policy requiring director attendance at annual meetings; however, our board’s practice is to schedule a meeting on the same day as the annual meeting to facilitate director attendance at the annual meeting. Eleven of the 12 directors who stood for re-election in 2013 attended the 2013 annual meeting of stockholders.

Director Independence.    Our board has affirmatively determined that 10 of our 12 current directors—Messrs. Allison, Day, du Moulin, Foster, Leonard, Pattarozzi, Potter, Sutton, and Thompson, and Ms. Taylor—are independent. In addition, Messrs. Madonna and Netherland, who retired from our board during fiscal year 2014, were also independent. The standards relied upon by the board in affirmatively determining whether a director is independent are comprised of the objective standards set forth in the corporate governance listing standards of the NYSE. In making this determination, our board evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company, and management. In its review of director independence, our board also considered any commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management. In determining that Ms. Taylor was independent, the board specifically considered her affiliation with Oil States International, Inc., which provides us with a modest amount of services annually (such as vessel parts, supplies, and labor). For several years, the annual cost of those services has been well below $120,000 and substantially less than 1% of Oil States’ annual revenues.

Board Leadership Structure.    The roles of chairman and chief executive officer are currently held by two individuals—namely, Mr. Pattarozzi and Mr. Platt.

Our leadership structure has evolved over the past few years. For many years, our board chose to have a single individual serve as both the chairman of the board and the chief executive officer. However, to facilitate management continuity following his May 2012 retirement from the positions of president and chief executive officer, Mr. Taylor agreed to continue to serve as chairman of the board through December 31, 2013 (and to continue to serve as a director until the annual meeting). In November of 2013, the board elected Mr. Pattarozzi to serve as the board’s first independent chairman, effective January 1, 2014. Mr. Pattarozzi previously had served as our lead independent director from 2008 until he became chairman of the board.

Our board believes that, at this time, our current leadership structure best serves the interests of our company and our stockholders by clearly delineating responsibilities between the two offices. As our chief executive officer, Mr. Platt’s primary responsibilities are to manage the day-to-day business and to develop and implement the company’s business strategy with the oversight of, and input from, the board. As chairman, Mr. Pattarozzi’s primary responsibility is to lead the board in its responsibilities of providing guidance to, and oversight of, management.

We have not adopted a policy requiring that these two roles be separate; rather, our board’s policy is to determine from time to time whether it is in the best interests of the company and its stockholders for the roles to be separate or combined. We believe that our board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for our company based on needs of the company at that particular time. When the roles are combined, or if the chairman is otherwise not independent under NYSE standards, the board elects a lead independent director at the same time that it elects its chairman.

Executive Sessions of Independent Board Members.    The independent members of the board of directors meet in regularly-scheduled executive sessions presided over by our chairman (or, if our chairman is not independent, our lead independent director). Our Corporate Governance Policy requires at least three such executive meetings per year. At the conclusion of each board meeting, the non-management members have an opportunity to meet in executive session. The non-management and independent directors may schedule additional executive sessions throughout the year. During fiscal 2014, the non-management members of our board (all of our directors except Mr. Platt) met five times in executive session.

Annual Board Self-Assessments.    To assist in its review as to whether the board and its committees are functioning effectively, our board has instituted annual self-assessments of the board and each of its committees. The nominating and corporate governance committee oversees this evaluation process. In fiscal 2014, our board and each of its committees completed self-evaluations and reviewed and discussed the results, making changes as deemed necessary to improve director communications and the overall effectiveness of board and committee meetings.

Role of the Board in Risk Oversight.    While our board as a whole has responsibility for risk oversight, each of our board committees oversees and evaluates risks associated with its respective areas of responsibility, as summarized below under “Composition and Role of Board Committees.” Our board and its committees focus annually on identifying, evaluating, and managing the spectrum of key risks faced by our company. The particular areas of focus include strategic, operational, financial and reporting, compensation, regulatory and compliance, international, and other risks.

COMPOSITION AND ROLE OF BOARD COMMITTEES

Our board currently has four standing committees: audit, compensation, nominating and corporate governance, and finance and investment. Each of these four committees is comprised entirely of independent directors and is governed by a written charter that is reviewed annually and approved by the full board. A copy of each committee charter may be obtained online or by mail as described in “Corporate Governance—Availability of Corporate Governance Materials.”

The current members of each board committee are identified in the following table, which also indicates the number of meetings each committee held in fiscal 2014:

Board Committee
	Audit	Compensation	Nominating and Corporate Governance	Finance and Investment
M. Jay Allison	X			X
James C. Day	Chair		X
Richard T. du Moulin		Chair		X
Morris E. Foster		X		X
J. Wayne Leonard	X			X
Richard A. Pattarozzi		X	X
Robert L. Potter		X	X
Nicholas J. Sutton		X	X
Cindy B. Taylor	X			Chair
Dean E. Taylor				X
Jack E. Thompson	X		Chair
Number of Meetings in Fiscal 2014	6	6	5	5

Until their retirements from our board during fiscal year 2014, Mr. Madonna served as a member of each of our audit and nominating and corporate governance committees, and Mr. Netherland served as a member of each of our compensation and finance and investment committees. Each of Messrs. Madonna and Netherland qualified as independent members of our board and their respective committees under SEC rules and other applicable standards.

Audit Committee.    Our board’s audit committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Its members are listed in the above chart. The board has determined that two of the five current committee members—Mr. Leonard and Ms. Taylor—qualify as “audit committee financial experts,” as defined by SEC rules.

The main function of our audit committee is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationship, and the audits of our financial statements. The audit committee’s key responsibilities are:

•	appointing and retaining our independent auditor;

•	evaluating the qualifications, independence, and performance of our independent auditor;

•	reviewing and approving all services (audit and permitted non-audit) to be performed by our independent auditor;

•	reviewing with management and the independent auditor our audited financials;

•	reviewing the scope, adequacy, and effectiveness of our internal controls;

•	reviewing with management our earnings reports and quarterly financial reports; and

•	monitoring the company’s efforts to mitigate the risk of financial loss due to failure of third parties.

The audit committee is also responsible for any audit reports the SEC requires us to include in our proxy statements. In this proxy statement, the requisite report may be found under the heading “Audit Committee Report.”

Compensation Committee.    The role of the compensation committee is to assist our board of directors in discharging its responsibilities relating to:

•	overseeing our executive compensation program;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and determining and approving the compensation of our executive officers;

•	consideration of all substantive elements of our employee compensation package, including identifying, evaluating, and mitigating any risks arising from our compensation policies and practices;

•	ensuring compliance with laws and regulations governing executive compensation; and

•	engaging in such other matters as may from time to time be specifically delegated to the committee by the board of directors.

Each member of the compensation committee satisfies all of the additional independence requirements for compensation committee members set forth in the corporate governance listing standards of the NYSE, Rule 16b-3 under the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code.

The compensation committee reports to the board of directors on all compensation matters regarding our executive officers and management and may form and delegate authority to subcommittees when appropriate. The compensation committee is also responsible for reviewing and discussing with management the “Compensation Discussion and Analysis” portion of our proxy statement and, based on such review and discussion, recommending to the board that the Compensation Discussion and Analysis be included in our proxy statement and issuing a Compensation Committee Report to that effect to be included in the proxy statement.

The “Compensation Discussion and Analysis” section of this proxy statement provides a discussion of the process the committee uses in determining executive compensation. Included in the subsection entitled “Process of Setting Compensation” is a description of the scope of the compensation committee’s authority, the role played by our chief executive officer in recommending compensation for the other named executives, and the committee’s engagement of compensation consultants.

Risk Review of Employee Compensation.    Consistent with SEC disclosure requirements, the compensation committee performs an annual risk assessment of our company’s compensation programs. Management has identified the elements of our compensation program that could incentivize management to take risks and has reported to the compensation committee its assessment of those risks and mitigating factors particular to each risk. The compensation committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. Some of the findings the committee considered in reaching this conclusion include:

•	our cash/equity mix strikes an appropriate balance between short-term and long-term risk and reward decisions;

•	the company performance portion of our annual incentive plan is based on company-wide value creation and safety criteria, which are less likely to be affected by individual or group risk-taking;

•	our annual incentive plan has payout caps;

•	our equity grants to our officers contain a mix of time-based and performance-based awards;

•	the presence of multi-level reviews and approvals of compensation levels and performance criteria; and

•	the company has an executive compensation recovery policy (“clawback”) and stock ownership guidelines for its executives.

Nominating and Corporate Governance Committee.    The purpose of the nominating and corporate governance committee is to:

•	assist our board by identifying individuals qualified to serve as directors of the company and recommending nominees to the board;

•	monitor the composition of our board and its committees;

•	recommend to our board a set of corporate governance guidelines for the company;

•	oversee legal and regulatory compliance; and

•	lead our board in its annual review of the board’s performance.

Additional information regarding the nominating and corporate governance committee’s role in nominating directors and the ability of stockholders to recommend candidates for director may be found under “Election of Directors (Proposal 1)—Director Nominating Process and Considerations” and “—Consideration of Candidates Recommended by Stockholders,” respectively.

The nominating and corporate governance committee is also responsible for annually reviewing and setting director compensation and benefits and for reviewing director education programs.

Finance and Investment Committee.    The purpose of the finance and investment committee is to:

•	oversee our company’s financial affairs, policies, and strategies, including its annual and long-term financial plans;

•	monitor investment policies and guidelines for its employee benefit plans;

•	evaluate and analyze the company’s capital structure, tax strategy, and dividend policy; and

•	analyze the company’s financial risk profile.

The finance and investment committee also has responsibility for appointing and monitoring independent investment managers and for overseeing the development of annual operating and capital budgets and making recommendations as appropriate to our board.

DIRECTOR COMPENSATION

FISCAL YEAR 2014 DIRECTOR COMPENSATION TABLE

This table reflects all compensation paid to or accrued by each of our non-management directors during fiscal 2014. The compensation of Mr. Platt, our current president and chief executive officer, is disclosed in the Fiscal 2014 Summary Compensation Table in the section titled “Executive Compensation.” A description of the elements of our director compensation program follows this table.

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
M. Jay Allison	76,500	127,968	—	—	204,468

James C. Day	80,250	126,218	—	5,000	211,468

Richard T. du Moulin	91,500	128,746	2,832	5,000	228,078

Morris E. Foster	76,500	120,043	—	30,000	226,543

J. Wayne Leonard	76,500	128,746	2,076	—	207,322

Jon C. Madonna(4)	69,750	86,653	51,379	500	208,282

Joseph H. Netherland(5)	23,000	38,766	—	5,000	66,766

Richard A. Pattarozzi	126,500	128,746	5,944	6,200	267,390

Robert L. Potter	24,500	38,123	—	—	62,623

Nicholas J. Sutton	76,500	128,211	—	5,000	209,711

Cindy B. Taylor	86,500	125,537	—	5,000	217,037

Dean E. Taylor(6)	180,000	116,882	—	5,000	301,882

Jack E. Thompson	85,000	128,746	930	5,000	219,676

(1)	For each of our directors, the amount in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of the deferred stock units granted to him or her for fiscal 2014 service plus the value of dividends on deferred stock units credited for reinvestment during the fiscal year. Each of the non-management directors except for Messrs. Madonna, Netherland, and Potter were granted 2,366 deferred stock units on March 31, 2014. Each of Messrs. Madonna and Netherland retired during fiscal 2014 and received a pro rata grant for service through his retirement date (see notes 4 and 5, respectively), while Mr. Potter, who was first appointed director on December 1, 2013, received a pro rata grant of 785 units based on the number of days between his appointment and March 31, 2014, the end of our fiscal year. At the end of fiscal 2014, our non-management directors held the following numbers of deferred stock units: Messrs. du Moulin, Leonard, Pattarozzi, and Thompson, 17,681 units each; Mr. Sutton, 17,092 units; Mr. Allison, 16,755 units; Mr. Day, 14,852 units; Ms. Taylor, 14,029 units; Mr. Foster, 7,850 units; Mr. Taylor, 4,301 units; and Mr. Potter, 785 units.
(2)	Amounts in this column reflect the change in pension value for each participant in our Director Retirement Plan (which closed to new participants on March 31, 2006 and is frozen). Mr. Madonna, who retired during fiscal 2014, began to receive benefits under the Plan on April 1, 2014 (see note 4 and the narrative description below this table).
(3)

For all directors except Mr. Foster, this amount represents the costs of payments and payment commitments pursuant to our Gift Matching Program, which is discussed in greater detail below. For Mr. Foster, the amount represents the fourth installment of a charitable donation made on behalf of Mr. Foster to Texas A&M University. The company has agreed to make an annual donation of $30,000 for a five-year period (fiscal years 2011 through 2015), business conditions permitting. With respect to the amount reported on behalf of Mr. Pattarozzi, this amount includes a $2,500 Gift Matching Program payment for fiscal 2015 that was paid in advance (during fiscal 2014).
(4)	Mr. Madonna retired from our board on December 31, 2013, and received a pro rata grant of 1,462 deferred stock units under the Directors Deferred Stock Units Plan for his service from April 1, 2013 through his retirement date. Following his retirement, Mr. Madonna received a lump sum payout of $989,453 in exchange for all 16,694 units held at retirement (including the pro rata fiscal 2014 grant) and began receiving payments under the Director Retirement Plan (27 quarterly payments of $7,500 each, beginning April 1, 2014, for a total of $202,500).
(5)	Mr. Netherland retired from our board on August 1, 2013, the date of our 2013 annual meeting, and received a pro rata grant of 643 deferred stock units under the Directors Deferred Stock Units Plan for his service from April 1, 2013 through his retirement date. Following his retirement, Mr. Netherland received a lump sum payout of $600,910 in exchange for all 9,324 units held at retirement (including the pro rata fiscal 2014 grant).
(6)	Mr. Taylor retired as our president and chief executive officer in May 2012 but continues to serve as a director, having serving as our non-executive chairman from June 2012 through December 31, 2013. On December 31, 2013, pursuant to his retirement agreement, all of Mr. Taylor’s time-based equity awards vested in full, although, as of March 31, 2014, he held 27,723 shares of performance-based restricted stock and 19,962 performance-based restricted stock unit awards, subject to their original performance conditions.

We use a combination of cash and equity-based compensation to provide competitive compensation opportunities for our non-management directors and to enable them to meet their stock ownership guidelines. Compensation for the non-management directors for fiscal 2014 consisted of an annual cash retainer; an additional annual cash retainer for each of the chairman, the lead director, and the chair of each board committee; an annual grant of deferred stock units; and other benefits. Officers of the company who also serve as directors do not receive compensation for simultaneous service as a director.

Director Fees.    For fiscal year 2014, the cash and equity-based compensation payable to the non-management directors was as follows:

•	an annual cash retainer of $60,000;

•	an additional annual cash retainer of $125,000 for the chairman of the board;

•	an additional annual cash retainer of $20,000 for the lead director (if any);

•

an additional annual cash retainer of $15,000 for the chair of each of the audit committee and the compensation committee, and $10,000 for the chair of each of the nominating and corporate governance committee and the finance and investment committee;

•	committee meeting fees of $1,500 per meeting; and

•	an annual grant of deferred stock units valued at date of grant at $115,000 and described in more detail below.

Compensation Payable to Mr. Taylor as Non-Executive Chairman.    After retiring on May 31, 2012 from the positions of president and chief executive officer, Mr. Taylor served as our non-executive chairman of the board through December 31, 2013, and will continue to serve as a non-employee director until the annual meeting. Under the terms of his Retirement and Non-Executive Chairman agreement, Mr. Taylor received compensation as a non-management director under our director compensation program beginning June 1, 2012. His agreement also provided that he would receive an annual fee of $150,000 for service as our non-executive chairman through December 31, 2013, pro-rated for partial year service. In addition, all of Mr. Taylor’s unvested time-based equity awards vested in full on December 31, 2013 and he continues to hold his unvested performance-based awards subject to their original performance conditions.

Annual Grant of Deferred Stock Units.    Under the Directors Deferred Stock Units Plan, each non-management director receives a grant of deferred stock units on March 31 of each year for service during the fiscal year ending on that date. The number of units each director receives is determined by dividing $115,000 by the fair market value of a share of our common stock on the date of grant, rounded up to the next whole share. Dividend equivalents are credited to each director’s account in the form of additional deferred stock units, priced at the fair market value of our common stock on the date the dividend is declared. A person who becomes a director or leaves the board during the fiscal year receives a pro rata grant.

Each director receives cash distributions from the Directors Deferred Stock Units Plan according to the plan’s terms and the director’s election. If the director has not made an election with respect to one or more of his or her deferred stock unit grants, those units are paid out in cash when he or she ceases to serve on our board. The cash amount paid to the director is equal to the number of stock units credited to the director’s account in the Directors Deferred Stock Units Plan, multiplied by the fair market value of a share of our common stock valued as of the date of the event that triggers payout. In the event of a change of control of our company, the balance of each non-management director’s account will be paid to him or her in a lump sum, including a pro rata number of units for the partial year of service beginning at the end of the prior fiscal year through the date of the change of control.

Stock Ownership Guidelines.    Our directors are subject to stock ownership guidelines requiring each director to own and hold company stock worth five times his or her annual cash retainer no later than five years after his or her appointment. Under the guidelines, a director’s annual grants of deferred stock units count as shares of company stock. At the end of fiscal 2014, each of our directors was in compliance with the guidelines except Messrs. Foster and Potter, who have until January 1, 2016 and 2018, respectively, to comply with the guidelines. These guidelines are described in greater detail under “Compensation Discussion and Analysis—Other Compensation and Equity Ownership Policies—Stock Ownership Guidelines.”

Other Benefits.    We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and its committees. In addition, directors are generally eligible to participate in the company’s Gift Matching Program on the same terms as employees. Under this program, the company matches a director’s contribution to an educational institution or foundation up to $5,000 per year. The company may make other charitable contributions on behalf of a director or the full board outside of the Gift Matching Program.

Retirement Plan.    In the past, we provided a Retirement Plan for the benefit of non-management directors who retired from our board on or after reaching age 65 or after completing five or more years of service on our board. We froze benefits under the Retirement Plan as of March 31, 2006 and terminated any further benefit accruals. We calculate payouts under the Retirement Plan assuming a retirement age of 75, which is currently the mandatory retirement age for directors under our Corporate Governance Guidelines.

Only four of our current directors are eligible to participate in the Retirement Plan. Each of Messrs. du Moulin, Leonard, Pattarozzi, and Thompson became directors before March 31, 2006, and therefore upon retirement each will be eligible to receive an annual benefit of $30,000 for no more than five years. If a participating director dies prior to payment of his benefit, a death benefit is payable to his beneficiaries equal to the then-present value of the unpaid benefit. The Retirement Plan provides for the protection of benefits in the event of a change of control of our company and allows a director to elect to be paid out in a lump sum in such event.

Mr. Madonna, who retired on December 31, 2013, was first appointed to our board in 1999 and participated in the Retirement Plan. Following his retirement, he receives a benefit of $30,000 per year for the next 6-3/4 years (27 quarterly payments of $7,500 each), with the first installment paid on April 1, 2014. The total of all payments that Mr. Madonna will receive under the Retirement Plan is $202,500. Although Mr. Netherland also retired from our board during the past fiscal year, he was not a Retirement Plan participant.

The accrued benefits of the board members under the Retirement Plan and their years of credited service are as follows:

Eligible Board Member	Years of Service Credit	Present Value of Retirement Benefit(1)
Richard T. du Moulin	2 1/2	$38,255
J. Wayne Leonard	2 1/2	28,042
Richard A. Pattarozzi	4 1/2	80,299
Jack E. Thompson	1	12,562

(1)	Assumes retirement at age 75 and an 8% fixed rate of return.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”) (PROPOSAL 2)

We provide our stockholders annually the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Section 14A of the Securities Exchange Act of 1934. This vote (commonly referred to as a “say-on-pay” vote) is advisory, which means that the vote on executive compensation is not binding on the company, our board of directors, or the compensation committee of the board of directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers and our compensation philosophy and practices, as described in this proxy statement.

We are asking our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers as disclosed in the proxy statement for the company’s 2014 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission is hereby APPROVED.

We understand that executive compensation is an important matter for our stockholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all of the relevant information in this proxy statement—our Compensation Discussion and Analysis (including its executive summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

While this say-on-pay vote is not binding, our compensation committee and board take the views of our stockholders seriously and will review the voting results and consider the outcome of the vote when making future compensation decisions for our named executives. We invite stockholders who wish to communicate with our board on executive compensation or any other matters to contact us as provided under “Corporate Governance—Communicating with Directors.”

Approval of this resolution requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy at the annual meeting. Abstentions and withheld votes will be counted as votes against this proposal, and broker non-votes will have no effect on this proposal. See “Questions and Answers about the Annual Meeting and Voting.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THIS RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our chief executive officer, our chief financial officer, and our three other most highly-compensated executives. We refer to these executives as our “named executives” or “NEOs.” For fiscal 2014, our named executives were:

•	Jeffrey M. Platt, our President and Chief Executive Officer;

•	Quinn P. Fanning, our Executive Vice President and Chief Financial Officer;

•	Jeffrey A. Gorski, our Executive Vice President and Chief Operating Officer;

•	Bruce D. Lundstrom, our Executive Vice President, General Counsel, and Secretary; and

•	Joseph M. Bennett, our Executive Vice President and Chief Investor Relations Officer.

In this CD&A, we first provide an Executive Summary of our actions and highlights from the fiscal year. We next explain the Compensation Philosophy and Objectives that guide our compensation committee’s executive compensation decisions. We then describe the committee’s Process of Setting Compensation, including the supporting role played by the chief executive officer. Finally, we discuss in detail each of the Compensation Components, including, for each component, a design overview as well as the actual results yielded for each named executive in fiscal 2014. We suggest that you read this section of the proxy statement in conjunction with the advisory say-on-pay vote (Proposal 2), as this section contains information you may find relevant to your voting decision.

Executive Summary

Our company operates a diversified fleet of marine service vessels and provides other marine support services to the global offshore energy industry. With operations in most of the world’s significant offshore crude oil and natural gas exploration and production regions, we have one of the broadest global operating footprints in the offshore energy industry. We provide services in support of all phases of offshore exploration, field development, and production, including towing of, and anchor handling for, mobile offshore drilling units; transporting supplies and personnel necessary to sustain drilling, workover, and production activities; offshore construction and seismic support; and a variety of specialized services such as pipe and cable laying. Our international operations are the primary driver of our revenue and earnings, as a substantial portion of our revenues come from operations outside of the United States territorial waters. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended March 31, 2014.

Key Compensation Actions During and After Fiscal 2014.     Highlights of our fiscal 2014 executive compensation program include the following:

•

Payouts under Annual Incentive Plans Tracked Company Performance.    For only the second time in five years, executives received an annual incentive on the basis of economic value-added (EVA) improvement in fiscal 2014, the primary company performance metric in our annual incentive program. Each named executive earned between 111% and 118% of his target annual incentive award for fiscal 2014.

•

Pay-for-Performance Design Meant Forfeiture of Performance-Based Restricted Stock Granted in 2009 and 2010.    Shares of performance-based restricted stock granted in 2009 and 2010 were forfeited as the underlying performance metrics were not met. Together, our named executives forfeited over $2.1 million in restricted stock during and after fiscal 2014, calculated using the closing price of a share of our stock on the date of forfeiture. These forfeitures were in addition to performance shares forfeited in fiscal 2013.

•

Increased Percentage of CEO’s Fiscal 2014 Equity Grant Tied to Performance Measures.    As in prior years, a substantial portion of each named executive’s equity award will vest only if a pre-determined long-term performance metric is met. For fiscal 2014, the committee increased the performance-based proportion of our CEO’s equity grant to 50%, while the performance-based proportion of the equity grant to each other named executive was one-third of the executive’s total equity award. Assuming maximum payout, the performance-based percentage would increase to two-thirds for our CEO’s equity award and 50% for the awards to each other named executive.

•

Second Performance Metric (ROTC) Added to Equity Program.    For several years, we have used the Company’s three-year relative total stockholder return (“TSR”) as the sole metric for the performance-based portion of our equity awards. For 2014, the compensation committee decided to add an additional metric, the simple average of our return on total capital (“SAROTC”) for each of the three years in the measurement period. The two metrics operate independently; one-half of each named executive’s performance-based award is subject to the TSR metric, while the other half is subject to the SAROTC metric. These performance-based restricted stock units (“RSUs”) will vest and pay out in shares ranging from 0-200% of the target shares at the end of the three-year period depending on performance.

•

Realignment of Peer Group During Fiscal 2014.    During the latter part of fiscal 2014, as part of its annual review, the committee approved changes to “right-size” our peer group (removing two larger companies, Cameron International and ENSCO, and adding a smaller one, Dril-Quip).

•

Discontinued Use of EVA Metric in Fiscal 2015.    The committee has made the decision to discontinue the use of the EVA improvement metric in our annual incentive plans, effective April 1, 2014 (fiscal 2015) in order to emphasize metrics that are more closely aligned with our shorter-term strategic goals and thus more appropriately used in an annual plan. For fiscal 2015, the committee has selected two financial performance metrics to be equally weighted—cash flow from operations and vessel operating margin percentage, two of our most important shorter term company performance goals.

Compensation Best Practices.    Our compensation committee strives to align executive compensation with stockholder interests and incorporate strong governance standards in our executive compensation program, such as the following:

•

Emphasis on Incentive Compensation.    By design, the largest portion of our named executives’ pay is delivered in the form of performance-driven and at-risk incentive compensation, to more closely align executive pay with successful attainment of our business objectives and, ultimately, stockholder returns.

•

Clawback Policy.    Given that a significant portion of each named executive’s compensation is incentive-based, the compensation committee has adopted a compensation recovery, or “clawback,” policy applicable to cash and equity incentive compensation, which permits the company to recoup such payments in certain situations if the financial statements covering the reporting period to which such compensation relates must be restated.

•

Independent Consultant.    The compensation committee retains an independent compensation consultant to advise it on executive compensation matters. The consultant reports directly to the committee and does not provide any other services to management.

•

No Severance Benefits Outside the Change of Control Context.    Our named executives are not entitled to any severance benefits except as a result of certain terminations of employment that occur in connection with a change of control of our company.

•

Robust Stock Ownership Guidelines Applicable to Directors and Officers.    Directors and officers are required to hold significant positions in company stock within five years of appointment or election—five times annual retainer or base salary for directors and our chief executive officer and three times base salary for our other named executives. All of our directors and named executives are currently in compliance with these guidelines.

•

Prohibition on All Hedging and Pledging Transactions.    Because we believe it important that our named executives bear both the risks and rewards of stock ownership, our Policy Statement on Insider Trading prohibits all directors and employees, including our named executives, from engaging in any transactions in our company’s securities designed to hedge or offset any decrease in their market value, regardless of whether those securities were received as compensation. In addition, the Policy Statement prohibits the company’s directors or officers from pledging company securities as collateral for a loan or any other purpose.

•

No Excise Tax Gross-Ups in Future Agreements.    Although some of our executives currently have a right to receive an excise tax gross-up if such a tax is triggered in connection with his termination following a change of control, the committee determined prior to fiscal 2011 that the company would no longer provide that benefit in any new change of control agreements. Notably, our CEO’s change of control agreement does not include the right to an excise tax gross-up.

•	No Income Tax Gross-Ups on Perquisites. We do not pay tax gross-ups on any perquisites.

•

Defined Benefit Pension Plan Frozen and SERP Closed to New Participants.    In 2010, we froze additional benefit accruals under our qualified defined benefit pension plan (our Pension Plan), and closed our Supplemental Executive Retirement Plan (our SERP) to new participants. Pension Plan participants now receive retirement benefits under our defined contribution retirement plan, which has been in place since the Pension Plan was closed to new participants.

Compensation Philosophy and Objectives

As a company with a global reach in an operationally-demanding, volatile, highly cyclical, and capital-intensive business, we design our executive compensation program to achieve the following objectives:

•	promote a performance- and results-oriented environment;

•	align compensation with performance measures that are directly related to our company’s key financial and safety goals, individual performance, and creation of long-term stockholder value;

•	attract, motivate, and retain the executive talent that we require to compete and manage our business effectively;

•	manage fixed costs by combining a more conservative approach to base salaries with more emphasis on performance-dependent annual and long-term incentives;

•	maintain individual levels of compensation that are appropriate relative to the compensation of other executives at the company, at our peer companies, and across our industry generally; and

•	align executives’ interests with stockholders by delivering a significant portion of compensation in equity.

Since our compensation programs are designed to reward achievement of corporate objectives, we change our programs from time to time as our objectives change. The specific principles followed and decisions made in establishing the compensation of the named executives for fiscal 2014 are discussed in more detail below.

Process of Setting Compensation

Our board of directors has delegated to the compensation committee the primary responsibility for overseeing our executive compensation program. The compensation committee annually reviews and sets the compensation for our executive officers, reporting to the full board on all compensation matters regarding our executives and other key management employees. For more information about the compensation committee’s responsibilities, see “Composition and Role of Committees—Compensation Committee.”

Role of the Chief Executive Officer.    Our chief executive officer makes recommendations to the compensation committee with respect to salary, bonus, and long-term incentive awards for all executive officers other than himself. He develops those recommendations based on competitive market information generated by the committee’s compensation consultant, the company’s compensation strategy, his assessment of individual performance, and the experience level of the particular executive. The committee discusses those recommendations with the chief executive officer and either approves or modifies the recommendations in its discretion.

Evaluating the Chief Executive Officer’s Compensation.    Prior to the beginning of each fiscal year, the chief executive officer presents the committee with a proposed list of objectives against which to measure his performance during the year. The committee considers the proposed objectives, reviews them with the chief executive officer, and, while meeting in executive session, approves a final list of performance objectives for the chief executive officer for the year, including any modifications it deems necessary. In evaluating the chief executive officer’s compensation, the committee reviews the competitive market information provided by its compensation consultant and bases its decisions regarding his compensation on our overall compensation strategy, the chief executive officer’s self-assessment, and the committee’s independent assessment of his performance, using the objectives that were established at the beginning of the year as one point of analysis. These deliberations are done in executive session so that the chief executive officer is not present when the committee makes its determinations regarding his compensation.

Role of Compensation Consultant.    Our compensation committee has sole authority over the selection, use, and retention of any compensation consultant engaged to assist the committee in discharging its responsibilities. Meridian Compensation Partners, LLC (“Meridian”) has served as the committee’s primary consultant since 2010. The compensation committee’s primary consultant also surveys director compensation upon the request of the nominating and corporate governance committee, which is responsible for reviewing director compensation. Meridian provides no other services to, nor has any other relationship with, our company. As required by SEC rules, the committee has assessed Meridian’s independence and concluded that Meridian’s work did not raise any conflicts of interest.

In addition, from 2006 through 2011, the committee retained Stern Stewart & Co. (now Stern Value Management) to provide specific guidance on utilizing the measure of “economic value-added” or “EVA” as a component of our annual incentive plan. The committee has not formally engaged Stern Stewart since fiscal 2012, although the firm is available to assist on EVA matters as needed. The use of EVA® and Stern Stewart’s role in its development are discussed in greater detail below in “Annual Cash Incentive Compensation.”

The committee endeavors to use the most current information available when making compensation decisions, reviewing an annual compensation report prepared by Meridian. However, because base salaries and bonus opportunities are determined in advance of a fiscal year, and equity awards are typically made just prior to the close of the fiscal year, the committee reviews two compensation analyses in setting compensation for a given fiscal year. The committee reviewed a March 2013 report prior to finalizing fiscal 2014 base salaries and bonus opportunities, but referenced an updated report from Meridian in setting the March 2014 equity awards. For each report, the committee asked Meridian to:

•

provide information regarding current competitive compensation levels for each element of compensation paid to senior executives among our peer group, the oilfield service industry, and general industry companies;

•

provide a special proxy compensation analysis developing total remuneration levels for a peer group of companies, which is made up of 23 or 24 similarly-sized industry peer energy service companies; and

•	assist with the review of which companies are appropriate for inclusion in the group of peer companies.

Peer Group.    In consultation with Meridian, the committee reviews and approves our peer group annually, paying particular attention to mergers, acquisitions, and bankruptcies, each of which may make a peer company more or less aligned to our business. In late fiscal 2014, the committee, on management’s recommendation and in consultation with Meridian, revised our peer group to decrease the relative revenue size of our peers. Specifically, the committee approved adding Dril-Quip Inc. as a peer company and removing ENSCO and Cameron International. The committee also reviewed detailed performance data on the peer group. Meridian’s compensation analyses compared our executive compensation to two different groups: the most recent data for the 23 or 24 companies in our peer group as well as the Towers Watson Oilfield Service Compensation Survey, in which the company participates. These companies are identified in Appendix A.

Policy and Analysis.    We review our actual and target total direct compensation (base salary, target annual cash incentive compensation, and annual long-term equity incentive grant values) in conjunction with the consultant’s compensation analyses in order to determine where target total direct compensation for our executive officers is likely to fall. Our general goal is for our target total direct compensation to fall within a competitive range of the median (50th percentile) of the companies included in the selected peer group.

We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation. However, we strongly emphasize the at-risk and performance-based elements of compensation. For example, approximately 86% of Mr. Platt’s target total direct compensation for fiscal 2014 (base salary plus target annual incentive plus March 2014 target long-term equity incentive, valued based on closing stock price rather than the accounting valuation) was either performance-based or at risk, meaning that it either had to be earned on the basis of performance (in the case of his annual incentive) or its actual value to him will be contingent upon our future performance (in the case of his long-term equity incentive, half of which will only vest after three years if the related performance metrics are met).

Maintaining median salary levels also allows us to appropriately manage our fixed cash obligations in our cyclical industry. By then using a higher target bonus opportunity than some of our peer companies, we provide opportunities for our executives to achieve total cash compensation in successful years that exceeds the median of cash compensation paid by our peers. We link annual cash incentive compensation to the company’s achievement of annual performance goals, while we link our long-term incentive compensation to longer-term performance goals and to the value of our common stock.

Periodically, the committee considers a realizable pay analysis prepared by Meridian. The purpose of this analysis is to allow the committee to understand the total value of past and future compensation and benefits paid to our executives. In addition, this type of tool aids the committee’s understanding of how current compensation decisions can have a long-term, potentially compounding impact on future wealth accumulation.

Consideration of Prior Say-on-Pay Vote Results.    We held our first non-binding stockholder advisory vote on executive compensation (“say-on-pay”) at our 2011 annual meeting. Our board, considering the opinion of stockholders as expressed in the 2011 say-on-pay frequency vote and on the recommendation of our compensation committee, has opted to hold these say-on-pay votes annually. Our next advisory vote on the frequency of future say-on-pay votes will be held no later than our 2017 annual meeting of stockholders.

At our 2011 and 2012 annual meetings, our stockholders overwhelmingly approved our executive compensation, with more than 96% and 97% of voting stockholders, respectively, casting their vote in favor of the say-on-pay resolution. However, stockholder support for our 2013 say-on-pay vote fell to just under 73%. Because the committee made its salary and annual incentive plan decisions for fiscal 2014 prior to our 2013 say-on-pay vote, the committee primarily considered the results of the 2012 say-on-pay vote along with other factors when making executive compensation decisions early in fiscal 2014.

However, the committee did consider the 2013 say-on-pay vote results in making compensation decisions during the second half of the 2014 fiscal year (including decisions regarding our annual equity awards, which are typically made just prior to the end of each fiscal year). Based on stockholder feedback received before and after the 2013 annual meeting, an overall evaluation of our compensation program, and other factors, the committee made four specific changes to our executive compensation program during the second half of fiscal 2014:

•	increasing the performance-based percentage of CEO’s annual equity award (from 33% to 50%) to further strengthen the link between CEO pay and company performance;

•	adding a second performance metric (return on total capital) to our long-term equity award program to increase the focus on long-term profitability;

•	revising our peer group to create a better comparison to similarly-sized companies; and

•

changing the financial performance metric used in our annual incentive program (from a single metric, EVA improvement, to two metrics, cash flow from operations and vessel operating margin percentage, which we believe to be two of our most important shorter-term company performance goals), beginning with the next performance cycle (fiscal 2015).

Other than these changes, the committee decided to generally maintain pay mix and levels for fiscal 2014 similar to those of fiscal 2013.

Compensation Components

The three core components of our executive compensation program are: base salary, an annual cash incentive, and long-term equity incentives. In addition, we offer our executives retirement benefits, change of control protections, and certain perquisites. Each of these components is discussed in detail below.

Base Salary.    We review and determine salary levels for named executives prior to the beginning of each fiscal year. Our annual base salary determinations are based on a variety of factors, including individual performance, market salary levels, our company’s overall financial condition, and industry conditions. As mentioned previously, however, we take a conservative approach to setting base salaries, consistent with our philosophy of placing greater emphasis on performance-driven compensation components.

At the beginning of fiscal 2014, each of our named executives received a modest salary increase of 3%, except for Messrs. Platt and Fanning, who each received a slightly greater increase of 4.35% and 5.41%, respectively.

Annual Cash Incentive Compensation.    We pay annual cash incentives for the purpose of rewarding both company and individual performance during the year. Company performance is measured using two metrics—a financial metric and a safety metric—under our Executive Officer Company Performance Annual Incentive Plan. The awards under this plan are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code in order to be fully tax deductible by our company. In order to reward our executives for individual performance, we have established a separate Individual Performance Executive Officer Annual Incentive Plan under which each of our named executives may earn a separate annual award based on the committee’s evaluation of his individual performance during the fiscal year.

General Structure of the Program

Financial Metric.    Since 2007, we have used an economic value added (EVA) metric as the financial metric in our annual incentive program. EVA® is a framework developed by Stern Stewart for setting goals and measuring performance that rewards participants for both short-term and long-term results realized by the company. The financial metric represents 50% of the target incentive opportunity for each named executive. As mentioned previously, this will likely be the last year in which we use the EVA improvement metric, as the committee has made the decision to switch to two different financial metrics for our fiscal 2015 annual incentive program (cash flow from operations and vessel operating margin percentage).

Safety Metric.    We include a safety performance component in our annual incentive program (25% of the target incentive opportunity) to reinforce our commitment to be an industry leader in safety. A safe work environment helps us to attract and retain a more experienced work force and gives us a competitive advantage among our peers. In addition, a solid safety record helps us to minimize our insurance premiums and the overall cost of doing business.

Individual Performance.    Our compensation committee also believes that it is important to recognize individual performance in our annual incentive program, and therefore includes an individual component representing 25% of the target incentive opportunity for each named executive.

Fiscal 2014 Target Awards.    Prior to each fiscal year, our compensation committee specifies target annual awards for each named executive. The target award is a percentage of base salary and the percentage is determined by the participant’s position and ability to directly influence our financial and safety performance, with reference to data supplied by the compensation consultant related to the market for similar positions. The following chart shows the target awards set for our named executives for fiscal 2014, as well as the percentage allocation to each component and the amount of payout each component would have yielded at target level of performance for each of the named executives:

Fiscal 2014 Annual Incentive Target Awards
Named Executive	2014 AIP Target Award		Percentage of Target Allocated Among AIP Components
	Target % of Salary	Target Incentive Award ($)	Financial (50% of Target Award) ($)	Safety (25% of Target Award) ($)	Individual Performance (25% of Target Award) ($)
Jeffrey M. Platt	110%	660,000	330,000	165,000	165,000
Quinn P. Fanning	95%	361,000	180,500	90,250	90,250
Jeffrey A. Gorski	95%	342,475	171,238	85,619	85,619
Bruce D. Lundstrom	95%	352,735	176,368	88,184	88,184
Joseph M. Bennett	95%	268,305	134,152	67,076	67,076

The total percentage of salary that the named executive is eligible to receive increases or decreases based upon performance above or below the target for each of the performance goals. Once each component has been allocated a percentage of the total target award, it is evaluated independently of the other two components. At performance above or below target, a given component may pay more or less than the target amount; however, there is a maximum possible payout under each component as described under “Criteria for 2014.” In addition to the component caps, the maximum possible payout under the company performance portion for each participant (financial and safety components together) is $3 million. The committee has discretion to reduce, but not increase, amounts payable under the plan.

Criteria for 2014

Financial Criteria—EVA.    The EVA component is based upon our achievement of a pre-established performance goal relating to EVA improvement for the fiscal year. Payouts are scaled within a certain range. For fiscal 2014, as in prior years, we required a minimum $5 million improvement in EVA in fiscal 2014 over EVA for the prior year in order for the EVA target to be achieved. We have used a targeted $5 million improvement in annual EVA consistently since fiscal 2007, even though EVA levels can fluctuate substantially from year to year because of the volatility in our business sector.

Failure to achieve the EVA target for fiscal 2014 would result in reduced incentive awards and no EVA bonus amount would be generated if the negative change in EVA from the prior year’s level was more than $45 million. For fiscal 2014, the maximum award that could be earned on the basis of EVA improvement would be 3.5 times target.

We calculate EVA by subtracting from our net after-tax operating profit an appropriate charge for the opportunity cost of all capital that we have invested over the measurement period. Thus, EVA measures the amount by which our earnings exceed or fall short of a rate of return that our stockholders could reasonably expect to obtain if they invested in other securities of comparable risk. Our intent has been that by emphasizing financial performance as a function of our invested capital, management would be incentivized to make prudent investments in assets capable of providing a strong return on capital.

Our net operating profit after taxes (“NOPAT”) generally equals revenues, less operating expenses, depreciation expense, general and administrative expenses, other income and expenses, and taxes on operating profit. We subtract a capital charge from NOPAT to determine EVA. Our capital charge is determined by multiplying our average capital invested during the year by a weighted average cost of capital. Prior to each fiscal year, we set the weighted average cost of capital for that year. For 2014, based on advice of Stern Stewart, we used an 8.1% weighted average cost of capital. Certain adjustments to NOPAT are made in determining EVA, including adjustments to eliminate the effects of accounting changes, extraordinary items, discontinued operations, acquisitions during the year, and unusual or infrequently occurring items (less the amount of related income taxes). In June 2013, Troms Offshore Supply AS was acquired by the company; therefore, any NOPAT and average capital employed associated with Troms during fiscal 2014 was excluded from the fiscal 2014 EVA calculations.

Safety Criteria.    The safety performance component is based upon our achievement of a pre-established goal for the fiscal year, which is based upon our Total Recordable Incident Rate (“TRIR”) per 200,000 work hours. Like the other two components, payout based on safety performance is scaled within a certain range of results—for the safety component, the higher the TRIR, the smaller the payout. A TRIR above a certain threshold results in no payout.

A TRIR below a certain level will entitle a participant to a payment in an amount that is greater than the safety component’s 25% target award and which may be up to two times the 25% target award. As noted previously, the safety performance portion operates independently from the other components.

The TRIR goal for fiscal 2014 was 0.20, which represents significantly better safety performance than the industry average. A 5% targeted improvement in our average safety performance levels over the preceding two years (0.15 TRIR) would generate a payout of 150% of target, while a maximum 200% payout would be earned for TRIR at or below 0.10. No safety performance payout would be earned if the TRIR equaled or exceeded 0.24.

Individual Criteria.    As noted previously, prior to the beginning of a fiscal year, the compensation committee reviews a list of broad objectives proposed by the chief executive officer to be used to measure his individual performance during the fiscal year, revises that list as it deems necessary, and then communicates the final list of objectives to the chief executive officer. The chief executive officer advises each other named executive of the individual qualities and goals on which he will be evaluated for the year. For each named executive, these unweighted criteria and goals are discussed under “Calculation of 2014 Annual Incentive—Individual Performance.” The maximum individual performance payout may not exceed 2 times the executive’s target amount.

Calculation of 2014 Annual Incentives

For fiscal 2014, each named executive earned between 111% and 118% of his target annual incentive award. Fiscal 2014 was only the second time in the last five years that an annual incentive was earned on the basis of EVA improvement. The safety component paid out at greater than target for all the named executives, as a result of the actual TRIR performance of 0.19 exceeding the targeted 0.20 TRIR. Finally, the individual performance award for each named executive ranged between 95% and 125% of his target individual performance award (compared to a maximum possible award for each named executive of 200% of his target).

Fiscal 2014 Annual Incentive Awards
Named Executive	Target % of Salary	Target Incentive Award ($)	Fiscal 2014 Component Payouts			Total Award Earned ($)	As a % of Target Award	As a % of Salary
			Financial ($)	Safety ($)	Individual Performance ($)
Jeffrey M. Platt	110%	660,000	396,554	181,500	165,000	743,054	112.6	123.8
Quinn P. Fanning	95%	361,000	216,903	99,275	108,300	424,478	117.6	111.7
Jeffrey A. Gorski	95%	342,475	205,773	94,181	81,338	381,292	111.3	105.8
Bruce D. Lundstrom	95%	352,735	211,937	97,002	105,821	414,760	117.6	111.7
Joseph M. Bennett	95%	268,305	161,208	73,784	67,076	302,068	112.6	107.0

The calculation of each component’s payout is discussed below.

Financial Metric—EVA Improvement (50% of target incentive opportunity).    For fiscal 2014, the company’s EVA was a negative $63 million, as compared to fiscal 2013 EVA of a negative $78.1 million, resulting in a change in fiscal 2014 EVA of a positive $15.1 million.

Fiscal 2014 EVA was calculated by subtracting a charge for capital employed of $268.4 million from NOPAT of $205.5 million. NOPAT for the year ended March 31, 2014 equals revenues (vessel revenues and other marine revenues):

•

less operating expenses (vessel operating costs, costs of other marine revenues, depreciation and amortization, general and administrative expenses as decreased by approximately $0.4 million for a net increase in the allowance for doubtful accounts);

•	plus our equity interest in net earnings of unconsolidated companies;

•	plus interest income and other, net;

•	plus foreign exchange gains;

•	less $ 12.4 million of net operating profit before income taxes related to Troms Offshore Supply AS, acquired in June 2013; and

•	less a charge of 18.95% for estimated income taxes on pre-tax operating profit.

The charge for capital employed equals average total capital employed of $3.3 billion multiplied by the weighted average cost of capital of 8.1%. Total capital employed at March 31, 2014 equals current assets plus the allowance for doubtful accounts, investments in and advances to unconsolidated companies, net properties and equipment as decreased by approximately $268.2 million, primarily for the effect of vessels under construction, goodwill as increased by $35.5 million for the effect of accumulated goodwill amortization and $65.6 million for the effect of cumulative goodwill impairments, other assets as decreased by $8.3 million, primarily for the effect of certain deferred charges; less current liabilities decreased by $43.9 million for certain taxes payable and certain deferred credits, deferred income taxes, accrued property and liability losses, and other liabilities and deferred credits. Average capital was further decreased by $229.6 million for the after-tax effect of cumulative gains on sales of assets, by $72.5 million for the cumulative after-tax effect of discontinued operations, and by $21.0 million for the after-tax effect of a tax litigation settlement during fiscal 2010. Average capital was further increased by $20.3 million for the after-tax effect of cumulative asset impairments, and by $22.0 million for the after-tax effect of the proposed settlements with the SEC, the U.S. Department of Justice and the Federal Government of Nigeria related to an internal investigation recorded in fiscal 2010 and 2011. Cumulative adjustments give effect to such items beginning in fiscal 1996. During fiscal 2014, average capital employed of $349.8 million related to Troms Offshore Supply AS, which was acquired in June 2013, was excluded from the average total capital employed calculation.

Safety (25% of target incentive opportunity).    The TRIR for fiscal 2014 was 0.19, which exceeded the target level and generated a 110% of target payout for each of our named executives.

Individual Performance (25% of target incentive opportunity).    For purposes of awarding the individual performance portion of the annual incentive award to the named executives, the compensation committee independently assessed the performance of the chief executive officer but relied on the judgment of our chief executive officer in assessing the performances of our other named executives. Each named executive received between 95% and 120% of his target individual performance award.

Mr. Platt’s award was based on his leadership during the CEO transition, the continued success of our new vessel building and acquisition program and the disposition of our older fleet, and the continued development and implementation of strategies to expand our business and further focus on our core competencies (including the acquisition of Troms Offshore, the sale of Quality Shipyards, and the development of our subsea business). Mr. Gorski’s management of a geographically widespread fleet and the incorporation of increasingly sophisticated vessels and expanding technologies into our fleet contributed to his award. In the case of Mr. Fanning, his leadership in identifying and negotiating the Troms Offshore acquisition, his efforts to raise attractive long-term financing to fund the substantial capital needs of our fleet, and his management of the divestiture of Quality Shipyards were instrumental in his award. Mr. Lundstrom’s efforts to close out our Deferred Prosecution Agreement with the Department of Justice, his participation in the negotiation and execution of the Troms Offshore acquisition, and the discharge of his general duties as the company’s general counsel led to his award. With regard to Mr. Bennett, his continued successful interface with the investment community and other contributions to the company were considered in his award.

Long-term Incentive Compensation.    We have historically granted long-term incentive compensation in the form of annual equity grants to our named executives, generally using a multiple of each executive’s base salary to determine the overall grant size. The multiple used for any particular executive reflects the nature and scope of the executive’s duties. However, we also generally target our grant values at the median of long-term incentive compensation provided by our peer group companies.

As in prior years, the fiscal 2014 awards to our named executives were a combination of time-based and performance-based RSUs, but we increased the proportion of performance-based awards granted to our CEO. Although each other named executive’s grant was two-thirds time-based and one-third performance-based, Mr. Platt’s fiscal 2014 equity award was one-half time-based and one-half performance-based. In addition, we subdivided each executive’s performance-based award to use a second performance metric. Vesting of one-half of each executive’s fiscal 2014 performance-based RSU grant is contingent upon a three-year relative total stockholder return metric (the same metric used in the previous two years), while vesting of the other half is contingent upon meeting return on total capital targets over a three-year period.

We believe that RSU awards provide our named executives with a significant equity ownership opportunity. Further, time-based full-value awards such as restricted stock and RSUs are widely used among our competitors. In such a cyclical industry, the use of this type of award encourages executives to remain with our company even during periods of stock price volatility. The value of our RSU and restricted stock awards moves in tandem with our company’s stock price. These awards are subject to forfeiture and, as noted above, vest in accordance with certain performance and continued employment requirements.

Annual Equity Grants (March 2014).    For fiscal 2014, as in previous years, a portion of each named executive’s annual equity grant was time-based (one-half of Mr. Platt’s award and two-thirds of each other named executive’s award). These time-based RSUs will vest based on continued employment in three equal tranches over the next three years.

The remainder of each named executive’s RSU grant (one-half of Mr. Platt’s award and one-third of each other named executive’s award) is subject to performance criteria. One-half of this performance-based RSU grant will vest based on the company’s total stockholder return over a three-year period as measured against the total stockholder return of our peer group companies over the same period. The other half will vest based on the simple average of the company’s return on total capital (“SAROTC”) for each of the three fiscal years during the performance period. For each of the three fiscal years in the performance period, return on total capital (“ROTC”) will be calculated by dividing the company’s adjusted net earnings by the average total capital. Adjusted net earnings is determined by using the company’s annual effective income tax rate to tax effect adjusted pre-tax earnings for the same period, with adjusted pre-tax earnings equal to the sum of: (1) earnings before income taxes; (2) interest and other debt costs, less interest income; (3) vessel operating lease expense; and (4) asset impairment cost, other than in the ordinary course of business. Average total capital is the average of the twelve monthly fiscal year amounts of total capital as determined by the sum of: (1) stockholders’ equity; (2) interest-bearing debt, less cash and cash equivalents; and (3) imputed vessel operating lease liability; with such sum reduced by vessel construction in progress.

For each type of performance-based award, the number of RSUs granted represents the target award; the RSUs may vest and pay out between 0-200% of target depending upon the level of performance achieved. The two performance metrics operate separately; thus, it is possible that one type of performance-based RSUs will vest in full and the other will be forfeited for failure to meet performance targets.

For the TSR awards, the number of shares paid out will depend upon the company’s relative TSR performance over the period from April 1, 2014 to March 31, 2017, as follows:

Performance Level	Tidewater’s Percentile Rank v. Peers	Share Payout as a % of TSR RSUs Granted
Maximum	≥ 75th percentile	200%
Target	50th percentile	100%
Threshold	30th percentile	20%
Below Minimum	≤ 25th percentile	0%

For the ROTC awards, the number of shares paid out will depend upon the company’s ROTC over the period from April 1, 2014 to March 31, 2017, as follows:

Performance Level	SAROTC	Share Payout as a % of ROTC RSUs Granted
Maximum	≥ 12.0%	200%
Target	8.0%	100%
Threshold	4.0%	20%
Below Threshold	< 4.0%	0%

As noted previously, the two metrics operate separately. The committee elected to vest both types of performance-based RSUs only after completion of a full three-year period rather than annually in order to emphasize long-term, multi-year performance and value creation. For both types of performance-based RSUs, if performance falls between two different performance levels, the percentage of RSUs vesting will be interpolated on a sliding scale basis. If minimum performance is not achieved, all performance-based RSUs will be forfeited, as was the case with the performance-based restricted stock granted in 2008, 2009, and 2010.

In the event that the maximum performance level is achieved and the continued service requirements are met, then, for each named executive other than Mr. Platt, 50% of their ultimate payout from the fiscal 2014 RSU awards will be a result of company performance and 50% will be a result of continued service. Assuming maximum performance, the ultimate payout to Mr. Platt from the fiscal 2014 RSU awards would be two-thirds based on performance and one-third based on continued services, as he is receiving a greater percentage of performance-based RSUs at grant than the other named executives.

Dividend Equivalents on RSUs.    While we pay dividend equivalents currently on the time-based RSUs, any dividend equivalents on the performance-based RSUs will accrue and be paid or forfeited in tandem with the associated RSUs, based on our results as measured against the relevant performance metric (TSR or SAROTC).

Forfeitures of Restricted Stock.    Adherence to a pay-for-performance philosophy means that an executive’s compensation will rise and fall with corporate performance. As demonstrated in the following chart, during and after fiscal 2014, each of our named executives (except Mr. Gorski, who joined the company in 2012) forfeited a large amount of performance-based restricted stock from two separate annual grants made in 2009 and 2010. These forfeitures were in addition to the fiscal 2013 forfeitures of performance-based shares granted in 2008.

Equity Awards Forfeited during and after Fiscal 2014
Named Executive	Shares from 2009 Performance-Based Grant Forfeited on 5/21/2013(1) (#)	Shares from 2010 Performance-Based Grant Forfeited on 5/21/2014(2) (#)	Total Dollar Value Forfeited(3) ($)
Jeffrey M. Platt	5,864	4,780	624,484
Quinn P. Fanning	5,457	3,693	536,830
Bruce D. Lundstrom	5,675	3,841	558,303
Joseph M. Bennett	4,547	3,077	447,300

(1)	Vesting of these 2009 performance-based awards was contingent upon percentage improvements in return on capital employed (“ROCE”), as measured by the simple average of the previous four fiscal years (“SAROCE”). Because SAROCE for the four-year period (fiscal years 2010, 2011, 2012, and 2013) was 5.96%, which fell below the threshold of 10%, all shares were forfeited on May 21, 2013.
(2)	Vesting of these 2010 performance-based awards was contingent upon SAROCE exceeding 10% for a four-year period (fiscal years 2011, 2012, 2013, and 2014). Because actual SAROCE for the period was 5.07%, all shares were forfeited on May 21, 2014. See “Outstanding Equity Awards at March 31, 2014” table for more information on these awards.
(3)	Reflects the aggregate dollar value of all shares forfeited, valued using the closing price of a share of our common stock on the applicable date of forfeiture.

Retirement Benefits.    Our named executives participate in employee benefit plans generally available to all employees. These broad-based plans include a Pension Plan (now frozen and closed to new participants), a qualified defined contribution Retirement Plan, and our 401(k) Plan. We have frozen the benefits under our Pension Plan for all participants effective December 31, 2010, and there will be no future benefit accruals under that plan. Future qualified retirement benefits will be provided through our Retirement Plan and our 401(k) Plan, which were merged in February 2013.

In addition to these broad-based programs, we provide our executives with a non-qualified deferred compensation plan, the Supplemental Savings Plan, which acts as a supplement to our 401(k) Plan, and a SERP that operates as a supplement to our Pension and Retirement Plans. Both the Supplemental Savings Plan and the SERP are designed to provide retirement benefits to our officers that they are precluded from receiving under the underlying qualified plans due to the compensation and benefit limits in the Internal Revenue Code. Effective March 1, 2010, the Committee closed the SERP to new participants. These plans are described in more detail in “Executive Compensation—2014 Pension Benefits” and “Executive Compensation—2014 Non-Qualified Deferred Compensation.”

Change of Control Agreements.    We have entered into change of control agreements with our executives, including each of our named executives. We continue to offer our executives change of control benefits for several reasons. Change of control protections for our named executives and other key personnel are an important part of good corporate governance, as they alleviate individual concerns about the possible involuntary loss of employment and ensure that the interests of our named executives will be materially consistent with the interests of our stockholders when considering corporate transactions. In addition, we believe that these change of control protections preserve morale and productivity and encourage retention in the face of the potential disruptive impact of an actual or potential change of control of our company. Information regarding the current change of control agreements, including the estimated amounts payable to each named executive, is set forth under the heading “Potential Payments upon Termination or Change in Control—Change in Control.”

Other Benefits.    We also provide certain limited perquisites to our named executives.

Use of Corporate Airplane.    The committee has a policy that any personal use of the corporate aircraft is limited. For fiscal 2014, among our named executive officers, only our CEO used the aircraft for personal reasons, and his use was minimal (less than $10,000).

Other Perquisites.    For fiscal 2014, the other perquisites provided to our named executives consist primarily of club dues for one country club membership for each named executive, financial planning services, lunch club memberships, an annual executive company-paid physical, and a corporate apartment in Houston for Mr. Platt, who is required to divide his time between our Houston and New Orleans offices. We do not provide tax gross-ups on any perquisites.

Other Compensation and Equity Ownership Policies

Clawback Policy.    Under our Executive Compensation Recovery Policy, we may recover cash and equity incentive compensation awarded if the compensation was based on the achievement of financial results that were the subject of a subsequent restatement of our financial statements, if the executive officer engaged in intentional misconduct that caused the need for a restatement and the effect was to increase the amount of the incentive compensation.

Stock Ownership Guidelines.    Under our stock ownership guidelines, our officers are required to hold the following amounts of company stock within five years of becoming an officer:

•	5x salary for the chief executive officer;

•	3x salary for the chief operations officer, chief financial officer, and executive vice presidents; and

•	2x salary for all other officers.

If an officer’s ownership requirement increases because of a change in title or if a new officer is added, a five-year period to achieve the incremental requirement begins in January following the year of the title change or addition as an officer. For our executives, the guidelines specify that time-based restricted stock and RSUs count as shares of company stock, but performance-based restricted stock and RSUs do not. As of the end of fiscal 2014, all executive officers were in compliance with this policy.

Prohibition on Hedging and Pledging Transactions.    Each of our named executives is subject to our Policy Statement on Insider Trading, an internal company policy adopted by our board. This policy includes a blanket prohibition on engaging in certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, with respect to our securities, regardless of whether those securities were received as compensation. This prohibition applies to all company insiders (including our directors and our named executives) as well as all of our other employees. In addition, although the policy already prohibited holding company securities in margin accounts, we updated our policy in fiscal 2013 to include a blanket prohibition on insiders pledging company securities as collateral for a loan or any other purpose.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Code prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year. An exception to the $1 million limit is provided for “performance-based compensation” that meets certain requirements, including approval by the company’s stockholders. The performance-based portion of our RSUs, which vest on the basis of performance and are issued under our stockholder-approved 2009 Stock Incentive Plan, are intended to qualify as “performance-based compensation” and therefore be deductible under Section 162(m). In order that the company performance portion of our annual cash incentive awards may qualify as “performance-based compensation” under Section 162(m) and be fully deductible, this portion of the fiscal 2014 annual incentive awards was paid to our named executives under the Tidewater Inc. Executive Officer Annual Incentive Plan last approved by stockholders at our 2013 annual meeting.

However, there can be no assurance that compensation awarded or paid by the company that is intended to qualify as “performance-based compensation” under Section 162(m) will, in fact, be fully deductible when paid. Further, while the compensation committee will seek to utilize deductible forms of compensation to the extent practicable, it believes it is important to preserve flexibility in administering compensation programs. Accordingly, the committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The committee intends to monitor compensation levels and the deduction limitation.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained in this proxy statement. Based upon this review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Richard T. du Moulin, Chairman

Morris E. Foster

Richard A. Pattarozzi

Robert L. Potter

Nicholas J. Sutton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our compensation committee are Messrs. du Moulin, Foster, Pattarozzi, Potter, and Sutton. In addition, Mr. Netherland served as a member of our compensation committee until his July 31, 2013 retirement, and Mr. Thompson served as a member through January 29, 2014. None of the members of our compensation committee has been an officer or employee of our company or any of our subsidiaries. No executive officer of our company served in the last fiscal year as a director or member of the compensation committee of another entity one of whose executive officers served as a member of our board or on our compensation committee.

EXECUTIVE COMPENSATION

The following table summarizes, for the fiscal year ended March 31, 2014, the compensation paid to each of our named executives in all capacities in which they served.

FISCAL 2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
Jeffrey M. Platt	2014	600,000	165,000	3,322,915	578,054	534,030	67,083	5,267,082
President and Chief Executive Officer	2013	556,417	148,350	4,224,997	705,539	395,853	98,141	6,129,297
	2012	450,000	126,914	1,724,310	128,250	339,517	87,327	2,856,318

Quinn P. Fanning	2014	380,000	108,300	1,571,921	316,178	131,892	43,125	2,551,416
Executive Vice President and Chief Financial Officer	2013	360,500	81,338	1,394,969	390,907	118,729	38,966	2,385,409
	2012	350,000	124,688	1,724,310	99,750	77,708	74,415	2,450,871

Jeffrey A. Gorski(6)	2014	360,500	81,338	1,571,921	299,954	—	58,381	2,372,094
Executive Vice President and Chief Operating Officer	2013	339,167	77,700	1,972,649	369,534	—	50,916	2,809,966

Bruce D. Lundstrom	2014	371,300	105,821	1,309,890	308,939	144,398	17,076	2,257,424
Executive Vice President, General Counsel, and Secretary	2013	360,500	82,194	1,227,578	390,907	151,343	16,834	2,229,356
	2012	350,000	145,469	1,387,635	99,750	87,758	53,934	2,124,546

Joseph M. Bennett	2014	282,426	67,076	943,149	234,992	45,360	51,109	1,624,112
Executive Vice President and Chief Investor Relations Officer	2013	274,200	63,820	1,004,396	297,238	340,066	50,926	2,030,736
	2012	266,200	79,028	1,115,432	75,867	304,720	79,637	1,920,884

(1)	Represents the individual performance portion of our annual cash incentive program.
(2)	Our equity awards consist of time-based and performance-based restricted stock units. Time-based RSUs and our performance-based RSUs that vest on the basis of a return on total capital metric are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 at the closing sale price per share of our common stock on the date of grant, while the grant date fair value of our total stockholder return performance-based RSUs is determined based on probable outcome of the performance conditions using a Monte Carlo simulation. The maximum value of the performance-based RSUs granted to each named executive in fiscal 2014, measured as of the grant date, would be as follows: Mr. Platt, $3,100,032; Mr. Fanning, $999,925; Mr. Gorski, $999,925; Mr. Lundstrom, $833,254; and Mr. Bennett, $599,974. For information regarding the assumptions made by us in valuing our restricted stock and RSU awards, please see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014. Please see the “Fiscal 2014 Grants of Plan-Based Awards” table for more information regarding the equity awards we granted in fiscal 2014.
(3)	Represents amounts actually paid during fiscal 2014 to our named executives based on company performance under our Company Performance Executive Officer Annual Incentive Plan.
(4)	Consists of the change from the prior fiscal year in each named executive’s pension value under our qualified Pension Plan and our non-qualified Supplemental Executive Retirement Plan. Both of these plans have been closed to new participants and Mr. Gorski does not participate in either plan.

(5)	For each named executive, this value reflects (i) matching contributions to the company’s 401(k) and Supplemental Savings Plans, (ii) company contributions to the Retirement Plan, and (iii) the total value of all perquisites received during fiscal 2014, each as set forth below:

Name	401(k) Plan and Supplemental Savings Plan Contributions ($)	Retirement Plan Contributions ($)	Perquisites(7),(8) ($)	Total, All Other Compensation ($)
Mr. Platt	9,000	7,838	50,245	67,083
Mr. Fanning	15,200	7,796	20,129	43,125
Mr. Gorski	14,420	24,232	19,729	58,381
Mr. Lundstrom	8,858	7,731	487	17,076
Mr. Bennett	8,832	23,135	19,142	51,109

Each named executive’s fiscal 2014 “Perquisites” figure is comprised of the following: parking; club memberships (for fiscal 2014, this figure was $5,112 for Mr. Fanning, $6,947 for Mr. Gorski, and $5,525 for Mr. Bennett); company-paid executive physicals; financial planning and income tax preparation (for fiscal 2014, this perquisite totaled $16,625 for Mr. Platt, $12,295 for each of Messrs. Fanning, Gorski, and Bennett); for Mr. Platt, a corporate apartment in Houston (see footnote 7) and personal use of our corporate aircraft (see footnote 8). We do not reimburse any executive for tax liability incurred in connection with any perquisite.
(6)	Mr. Gorski joined our company on January 23, 2012 and was promoted to Executive Vice President and Chief Operating Officer on June 1, 2012.
(7)	As our chief executive officer, Mr. Platt divides his time between our New Orleans and Houston offices, and thus we cover the cost of maintaining a corporate apartment in Houston for him. We value this perquisite by subtracting from the actual annual cost of the apartment the estimated amount saved on hotel room expenses for the number of nights Mr. Platt spent in Houston. For fiscal 2014, the aggregate incremental cost to the company to provide this benefit to Mr. Platt was $20,828.
(8)	The “All Other Compensation” figure for Mr. Platt includes the personal use of our company’s airplane. Beginning in fiscal 2013, the compensation committee no longer requires our chief executive to use the corporate airplane for all business and personal travel, and the company currently limits personal use of the airplane. In fiscal 2014, the aggregate incremental cost to the company for Mr. Platt’s personal use of the airplane was $7,044. This figure was calculated by multiplying the number of hours of personal use by the hourly cost to operate the airplane, adding in incidental expenses.

FISCAL 2014 GRANTS OF PLAN-BASED AWARDS

The following table presents additional information regarding restricted stock unit and non-equity incentive plan awards granted to our named executives during the fiscal year ended March 31, 2014.

Name and Type of Grant	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock(5)(#)	Grant Date Fair Value of Stock Awards(6) ($)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey M. Platt
Annual Cash Incentive:
Company Performance(1)	—	495,000	1,485,000
Individual Performance(2)	—	165,000	330,000
Time-Based RSU Grant	3/10/2014						31,415	1,550,016
Performance-Based RSU Grant(3)	3/10/2014			3,141	15,707	31,414		998,023
Performance-Based RSU Grant(4)	3/10/2014			3,141	15,708	31,416		1,162,549

Quinn P. Fanning
Annual Cash Incentive:
Company Performance(1)	—	270,750	812,250
Individual Performance(2)	—	90,250	180,500
Time-Based RSU Grant	3/10/2014						20,269	1,000,072
Performance-Based RSU Grant(3)	3/10/2014			1,013	5,066	10,132		321,894
Performance-Based RSU Grant(4)	3/10/2014			1,013	5,067	10,134		374,984

Jeffrey A. Gorski
Annual Cash Incentive:
Company Performance(1)	—	256,856	770,569
Individual Performance(2)	—	85,619	171,238
Time-Based RSU Grant	3/10/2014						20,269	1,000,072
Performance-Based RSU Grant(3)	3/10/2014			1,013	5,066	10,132		321,894
Performance-Based RSU Grant(4)	3/10/2014			1,013	5,067	10,134		374,984

Bruce D. Lundstrom
Annual Cash Incentive:
Company Performance(1)	—	264,551	793,654
Individual Performance(2)	—	88,184	176,368
Time-Based RSU Grant	3/10/2014						16,890	833,353
Performance-Based RSU Grant(3)	3/10/2014			844	4,222	8,444		268,266
Performance-Based RSU Grant(4)	3/10/2014			844	4,222	8,444		312,470

Joseph M. Bennett
Annual Cash Incentive:
Company Performance(1)	—	201,229	603,686
Individual Performance(2)	—	67,076	134,152
Time-Based RSU Grant	3/10/2014						12,161	600,024
Performance-Based RSU Grant(3)	3/10/2014			608	3,040	6,080		193,162
Performance-Based RSU Grant(4)	3/10/2014			608	3,040	6,080		224,990

(1)

Each of our named executives was eligible to receive a cash bonus under our Company Performance Executive Officer Annual Incentive Plan based on the company’s achievement of annual performance goals. The amount actually paid to each executive for fiscal 2014 pursuant to this program is reflected in the “Fiscal 2014 Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation.” The Company Performance Executive Officer Annual Incentive Plan provides for a maximum award amount of $3 million per participant.
(2)	Each of our named executives was also eligible to receive a cash bonus under our Individual Performance Executive Officer Annual Incentive Plan based on his individual performance during fiscal year 2014. The amount actually paid to him for fiscal 2014 is included in the “Bonus” column of the “Fiscal 2014 Summary Compensation Table.” The Individual Performance Executive Officer Annual Incentive Plan provides for a maximum award of 200% of target.
(3)

Consists of performance-based RSUs payable in shares of common stock at the end of a three-year performance period. These RSUs will vest and pay out following fiscal 2017 upon the compensation committee’s certification, no later than May 31, 2017, of the company’s TSR as measured against that of its peer group for the three-year period from April 1, 2014 to March 31, 2017. The RSU grant and the “target” column above represent the target award (performance at the 50th percentile); however, payout may range between 0%-200% of target. At the threshold performance level (the 30th percentile), participants receive 20% of the target award, but if the company’s TSR is equal to or falls below the 25th percentile, all performance-based RSUs will be cancelled. If the company’s performance is equal to or surpasses the 75th percentile, participants will earn the maximum 200%. Payout will be pro-rated for results that fall between any two performance levels.

(4)	Consists of performance-based RSUs payable in shares of common stock at the end of a three-year performance period. The RSUs will vest and pay out following fiscal 2017 upon the compensation committee’s certification, no later than May 31, 2017, of the simple average of the company’s return on total capital for each of the three fiscal years in the period from April 1, 2014 to March 31, 2017 (“SAROTC”). The RSU grant and the “target” column above represent the target award (8.0% SAROTC); however, payout may range between 0-200% of target. At the threshold performance level (4.0% SAROTC), participants receive 20% of the target award, but if SAROTC falls below 4.0%, all performance-based RSUs will be cancelled. If the company’s SAROTC is equal to or surpasses 12.0%, participants will earn the maximum 200%. Payout will be pro-rated for results that fall between any two performance levels.
(5)	Consists of time-based RSUs, which vest and pay out in shares of common stock one-third per year on the first, second, and third anniversaries of the date of grant.
(6)	Each equity award is valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For the maximum value of each named executive’s fiscal 2014 performance-based RSUs, measured as of the grant date, see footnote 2 to the Fiscal 2014 Summary Compensation Table.

Salary.    Salaries paid to our named executives are set forth in the Fiscal 2014 Summary Compensation Table. For fiscal 2014, salaries paid to each named executive who was serving as an executive at the end of the fiscal year accounted for the following percentages of their total annual compensation (not including changes in pension value and nonqualified deferred compensation earnings): Mr. Platt, 12.7%; Mr. Fanning, 15.7%; Mr. Gorski, 15.2%; Mr. Lundstrom, 17.6%; and Mr. Bennett, 17.9%.

Bonus and Non-equity Incentive Plan Compensation.    The bonus and non-equity incentive plan compensation set forth in the tables above reflects annual cash incentive compensation under our Company Performance Executive Officer Annual Incentive Plan and our Individual Performance Executive Officer Annual Incentive Plan. The annual cash incentive compensation is earned based upon EVA, safety performance, and individual performance. The amounts actually earned by each of our named executives are reflected in the Fiscal 2014 Summary Compensation Table, while the Fiscal 2014 Grants of Plan-Based Awards table reports the range of possible outcomes under the plans. The performance goals are discussed in greater detail under the heading “Compensation Discussion and Analysis—Annual Cash Incentive Compensation.”

Restricted Stock Units.    Each year, we provide long-term equity incentives to our executives. In fiscal 2014, these equity incentives, granted under the Tidewater Inc. 2009 Stock Incentive Plan, consisted of restricted stock units payable in shares of common stock, some of which vest based upon continued service and some of which are subject to both time- and performance-based criteria. For fiscal 2014, one-half of the performance-based RSUs are subject to an absolute metric (the company’s ROTC over a three-year period) and the other half are subject to a relative metric (the company’s TSR performance over a three-year period relative to a defined peer group). The payout of shares upon vesting of the performance-based RSUs may range between 0-200% of the target award, with all RSUs forfeited if threshold performance is not met (for the absolute metric, if our three-year ROTC is below 4.0%, and, for the relative metric, if relative TSR falls in the 25th percentile or lower). Upon certain terminations (death, disability, and, if specifically approved by the compensation committee, retirement on or after age 62), the time-vested RSUs will vest and pay out in shares of common stock as of the date of termination and the executive will be permitted to continue to hold a pro-rata portion of his performance-based RSUs as of the date of termination, to be paid at the end of the performance period based on the level of achievement of the performance metric; however, if the executive’s employment terminates for any other reason, all unvested RSUs will be forfeited as of the date of termination.

During the vesting period, the executives have no ownership rights in the shares of common stock underlying the RSUs. However, we pay dividend equivalents currently on the time-based RSUs, and the executives accrue dividend equivalents on the performance-based RSUs, which will be paid out or forfeited in tandem with the associated awards. During fiscal 2014, the quarterly dividend rate was $0.25 per share.

Employment Agreements.    None of the named executives has a written employment agreement with the company, although each is party to a change of control agreement as described in greater detail under “Potential Payments Upon Termination or Change of Control.”

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2014

The following table illustrates the outstanding equity awards held by our named executives as of March 31, 2014.

Name	Option Awards				Stock Awards
	Securities Underlying Unexercised Options				Stock Awards that Have Not Vested			Equity Incentive Plan Awards that Have Not Vested
	Number Exercisable (#)	Number Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units (#)		Market Value(1) ($)	Number of Unearned Shares, Units or Other Rights (#)		Market or Payout Value(1) ($)
Jeffrey M. Platt	13,000	—	55.76	3/29/2016	4,731	(2)	230,021	12,419	(4)	603,812
	6,500	—	57.65	3/21/2017	72,157	(3)	3,508,274	66,741	(5)	3,244,947
	23,263	—	56.71	3/5/2018
	33,398	—	33.83	3/4/2019
	35,864	—	45.75	3/3/2020
Quinn P. Fanning	20,652	—	61.82	7/30/2018	3,660	(2)	177,949	9,603	(4)	466,898
	20,718	—	33.83	3/4/2019	37,580	(3)	1,827,140	27,888	(5)	1,355,914
	27,705	—	45.75	3/3/2020
Jeffrey A. Gorski	—	—	—	—	2,500	(2)	121,550	25,699	(5)	1,249,485
	—	—	—	—	38,707	(3)	1,881,935
Bruce D. Lundstrom	5,333	—	65.69	9/24/2017	3,806	(2)	185,048	9,985	(4)	485,470
	22,513	—	56.71	3/5/2018	31,645	(3)	1,538,580	23,350	(5)	1,135,276
	10,773	—	33.83	3/4/2019
	28,813	—	45.75	3/3/2020
Joseph M. Bennett	16,000	—	55.76	3/29/2016	3,052	(2)	148,437	8,006	(4)	389,252
	5,333	—	57.65	3/21/2017	24,159	(3)	1,174,611	18,166	(5)	883,231
	12,739	—	56.71	3/5/2018
	25,898	—	33.83	3/4/2019
	23,088	—	45.75	3/3/2020

(1)	The market value of all reported stock awards is based on the closing price of our common stock on the last trading day of fiscal 2014, March 31, 2014, as reported on the NYSE ($48.62).
(2)	Represents shares of time-based restricted stock. For each named executive other than Mr. Gorski, all reported shares will vest on March 16, 2015. For Mr. Gorski, all reported shares will vest on January 23, 2015.
(3)	Represents time-based RSUs held by our named executives, which vest as follows:

Name	Time-Based Restricted Stock Units by Vesting Date								Total Unvested RSUs
	6/1/14 (#)	3/10/15 (#)	3/14/15 (#)	3/27/15 (#)	6/1/15 (#)	3/10/16 (#)	3/27/16 (#)	3/10/17 (#)
Mr. Platt	4,930	10,472	6,366	12,259	4,929	10,472	12,258	10,471	72,157

Mr. Fanning	—	6,757	6,366	5,473	—	6,756	5,472	6,756	37,580

Mr. Gorski	2,588	6,757	2,317	5,473	2,588	6,756	5,472	6,756	38,707

Mr. Lundstrom	—	5,630	5,123	4,816	—	5,630	4,816	5,630	31,645

Mr. Bennett	—	4,054	4,118	3,940	—	4,054	3,940	4,053	24,159

(4)	Represents shares of performance-based restricted stock held by each of our named executives other than Mr. Gorski. Vesting of these awards is contingent upon percentage improvements in return on capital employed (“ROCE”), as measured by the simple average of the previous four fiscal years (“SAROCE”). These performance-based shares will vest as follows:

Grant Date	Vesting Date and Conditions	Shares of Unvested Performance-Based Stock by Vesting Date and Conditions
		Mr. Platt (#)	Mr. Fanning (#)	Mr. Lundstrom (#)	Mr. Bennett (#)
3/3/2010	This is the maximum number of shares that will vest on 5/1/2014 if SAROCE is greater than 10% (fiscal years 2011, 2012, 2013, and 2014). If SAROCE is 10% or less, all shares will be cancelled. For each 1% realized in excess of 10% SAROCE, 20% of these shares will vest, up to a full vesting of all shares at SAROCE of 15% or greater. Proration applies to SAROCE that falls between 10% and 15%. Following the end of the fiscal year, the committee determined that the metric was not met (SAROCE was 5.07%), and therefore all of these shares of restricted stock were forfeited on May 21, 2014.	4,780	3,693	3,841	3,077

3/16/2011	These shares will vest on 5/1/2015 if SAROCE is equal to or greater than 9% (fiscal years 2012, 2013, 2014, and 2015). If SAROCE is less than 9%, all shares will be cancelled.	7,639	5,910	6,144	4,929
Total Unvested Performance-Based Shares		12,419	9,603	9,985	8,006

(5)	Represents performance-based RSUs held by our named executives that will vest and pay out in shares of common stock based on the company’s achievement of certain specified performance targets measured over a three-year period (either relative TSR or percentage improvement in return on total capital (“ROTC”), measured by simple average of the ROTC for each of the three fiscal years (“SAROTC”)). The number of RSUs granted represent the target number of shares, although payout may range between 0-200% of the target award. For more information, please see “Fiscal 2014 Grants of Plan-Based Awards.” These performance-based RSUs will vest as follows:

Grant Date	Vesting Date and Conditions	Shares of Unvested Performance-Based RSUs by Vesting Date and Conditions
		Mr. Platt (#)	Mr. Fanning (#)	Mr. Gorski (#)	Mr. Lundstrom (#)	Mr. Bennett (#)
3/14/2012 and 6/1/2012	Vesting is contingent upon the company’s three-year TSR rank (for the period April 1, 2012 to March 31, 2015) relative to a defined peer group. Vesting and payout will occur upon the committee’s certification, no later than 5/31/2015, of the company’s relative TSR rank for the performance period.	16,941	9,547	7,358	7,683	6,176

Grant Date	Vesting Date and Conditions	Shares of Unvested Performance-Based RSUs by Vesting Date and Conditions
		Mr. Platt (#)	Mr. Fanning (#)	Mr. Gorski (#)	Mr. Lundstrom (#)	Mr. Bennett (#)
3/27/2013	Vesting is contingent upon the company’s three-year TSR rank (for the period April 1, 2013 to March 31, 2016) relative to a defined peer group. Vesting and payout will occur upon the committee’s certification, no later than 5/31/2016, of the company’s relative TSR rank for the performance period.	18,385	8,208	8,208	7,223	5,910

3/10/2014	Vesting is contingent upon the company’s three-year TSR rank (for the period April 1, 2014 to March 31, 2017) relative to a defined peer group. Vesting and payout will occur upon the committee’s certification, no later than 5/31/2017, of the company’s relative TSR rank for the performance period.	15,707	5,066	5,066	4,222	3,040

3/10/2014	Vesting is contingent upon the simple average of the company’s return on total capital (“ROTC”) for each of the three years from April 1, 2014 to Mach 31, 2017 (“SAROTC”). Vesting and payout will occur upon the committee’s certification, no later than 5/31/2017, of the company’s SAROTC.	15,708	5,067	5,067	4,222	3,040

Total Unvested Performance-Based RSUs		66,741	27,888	25,699	23,350	18,166

FISCAL 2014 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the stock awards (restricted stock and RSUs) that vested during fiscal 2014 for each of our named executives. None of our named executives exercised any stock options during fiscal 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jeffrey M. Platt	30,676	1,488,777
Quinn P. Fanning	17,346	814,267
Jeffrey A. Gorski	12,878	645,257
Bruce D. Lundstrom	15,665	735,670
Joseph M. Bennett	12,650	594,165

(1)	The value realized upon the vesting of restricted stock is based on the closing price of our common stock on the date of vesting (or, if our common stock did not trade that day, then the previous trading day’s closing price).

FISCAL 2014 PENSION BENEFITS

The following table sets forth information relating to our defined benefit pension plan (“Pension Plan”) and our Supplemental Executive Retirement Plan (“SERP”). As described in greater detail below, these plans have been closed to new participants since 2010 and thus Mr. Gorski, who joined our company in 2012, is not eligible to participate in either plan.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits(1)($)	Payments during Last Fiscal Year ($)
Jeffrey M. Platt	SERP	17.5	2,813,813	—
Quinn P. Fanning	SERP	5.7	459,301	—
Bruce D. Lundstrom	SERP	6.5	564,791	—
Joseph M. Bennett	Pension Plan	24.0	775,716	—
	SERP	24.0	1,686,928	—

(1)	Benefits are assumed to commence at the earliest unreduced retirement age of 62 as a single life annuity, with pay and service as of March 31, 2014. A discussion of the other assumptions used in calculating the present value of accumulated benefits is set forth in Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

Although both are now closed to new participants, our Pension Plan and SERP cover eligible employees of our company and participating subsidiaries. As our Pension Plan is now frozen, each of our named executives who is currently employed by the company and its participating subsidiaries is allowed to participate in our defined contribution plan, the Tidewater Retirement Plan (“Retirement Plan”). The SERP provides certain benefits to participating officers that the Pension Plan or Retirement Plan is prevented from providing because of compensation and benefit limits in the Internal Revenue Code. The Pension Plan and the SERP are referred to together as the “Pension Program.”

Mr. Bennett is the only named executive who participates in the Pension Plan, while all our named executives except Mr. Gorski participate in the SERP.

An executive officer’s benefits under the Pension Program are based on his highest average of five consecutive calendar years of gross pay over the last 10 years (“final average pay”) prior to his retirement. Upon normal retirement at age 65, an officer participating in the Pension Program receives a monthly benefit equal to the sum of (i) 2% of the portion of final average pay that exceeds Social Security covered compensation, multiplied by years of service up to a maximum of 35, plus (ii) 1.35% of the portion of final average pay that does not exceed Social Security covered compensation, multiplied by years of service up to a maximum of 35, plus (iii) 1% of final average pay multiplied by years of service in excess of 35 years. A retired executive officer can elect to receive his Pension Plan benefit under a normal form of annuity or in an optional annuity form, including an option to receive a life annuity with a guaranteed number of monthly payments. Under the SERP, executive officers were given the opportunity prior to the end of 2008 to elect a lump sum payout upon retirement reduced to reflect the present value of monthly payments. Executive officers who became eligible for participation in the SERP after the end of 2008 but before it was closed to new participants in 2010 were given the opportunity to elect the time and form of payment within the first 30 days of becoming eligible. SERP benefits become fully vested and are paid out in a lump sum upon a change of control of our company.

Early retirement benefits are available upon retirement after attaining age 55 and completing 10 years of service. There is no reduction for benefits that begin at age 62 or later. For retired employees electing commencement between age 55 and 62, the reduction is 5% per year for each year prior to age 62. Mr. Bennett is currently eligible for early retirement. An executive officer may select a life annuity or an equivalent optional form of settlement. However, SERP benefits are paid in a lump sum upon a change of control.

Employees who have completed five years of service are 100% vested in their Pension Program benefits. Therefore, Mr. Bennett, who has 24 years of service as of March 31, 2014, is fully vested under the Pension Program. Effective December 31, 2010, no further benefits will be accrued under the Pension Plan, and therefore Mr. Bennett will earn benefits under the Retirement Plan.

Since Messrs. Platt, Fanning, Gorski, and Lundstrom are not eligible to participate in the Pension Plan, each of them, when eligible, will receive a SERP benefit equal to the actuarial equivalent of the excess of (i) the benefit which could have been payable as a monthly single life annuity under the Pension Program, described above, if they had been eligible to participate in the Pension Plan less (ii) a hypothetical Retirement Plan benefit based upon a monthly single life annuity. The hypothetical Retirement Plan benefit is the executive’s actual Retirement Plan account balance as of the date he became an officer with increases based upon certain assumptions including an annual contribution of 3% of eligible compensation and interest at 6%, compounded annually.

Although the SERP was closed to new participants effective March 4, 2010, SERP benefits will continue to accrue for existing participants.

FISCAL 2014 NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes the compensation our named executives have deferred under our Supplemental Savings Plan.

Name	Executive Contributions in Last FY(1)($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 3/31/14(3)($)
Jeffrey M. Platt	—	—	206,558	—	1,673,122
Quinn P. Fanning	130,571	6,255	29,119	24,840	181,547
Jeffrey A. Gorski	132,838	24,040	15,075	—	196,040
Bruce D. Lundstrom	—	—	—	—	—
Joseph M. Bennett	—	—	—	—	—

(1)	All amounts reported in this column are also included in the fiscal 2014 row of the column entitled “Salary” in the “Fiscal 2014 Summary Compensation Table.”
(2)	All amounts reported in this column are also included in the fiscal 2014 row of the column entitled “All Other Compensation” in the “Fiscal 2014 Summary Compensation Table.”
(3)	Of the amounts reported in this column, the following aggregate amounts were included in the “Fiscal 2014 Summary Compensation Table” for fiscal years 2012, 2013, and 2014: Mr. Platt, $162,283; Mr. Fanning, $152,929; and Mr. Gorski, $132,838.

Our Supplemental Savings Plan allows certain officers and other designated participants who earn over the qualified 401(k) plan limits to participate in the Supplemental Savings Plan and to receive company contributions. A participant is permitted to contribute an aggregate of between 2% and 75% of base salary to the 401(k) plan and the Supplemental Savings Plan. In addition, a participant may defer up to 100% (in 25% increments) of his bonus compensation. The company makes a 50% matching contribution of up to 8% of salary contributed to the 401(k) plan and the Supplemental Savings Plan. The participant’s contribution and the company’s matching contribution are invested as instructed by the participant in one or more investment funds offered through the Supplemental Savings Plan for fiscal 2014. The annual rate of return for these funds for fiscal 2014 was as follows:

Fund	One Year Total Return
AMERICAN EUROPACIFIC GROWTH FUND (CLASS R5 SHARES)	17.93%
BLACKROCK EQUITY DIVIDEND FUND (CLASS I)	16.39%
BLACKROCK S & P 500 STOCK FUND (CLASS I SHARES)	19.66%
FRANKLIN SMALL CAP GROWTH FUND (CLASS Advisor SHARES)	35.39%
FRANKLIN MUTUAL GLOBAL DISCOVERY FUND (CLASS Z SHARES)	18.62%
MFS TOTAL RETURN FUND (CLASS R4)	13.28%
JP MORGAN GOVERNMENT BOND SELECT FUND (CLASS SELECT)	-2.23%
MUNDER MIDCAP CORE GROWTH FUND (CLASS Y SHARES)	20.64%
MUNDER VERACITY SMALL CAP VALUE FUND (CLASS Y SHARES)	26.47%
PIMCO TOTAL RETURN FUND (CLASS I SHARES)	-1.24%
T ROWE PRICE NEW AMERICAN GROWTH FUND	25.94%
MERRILL LYNCH READY ASSETS PRIME MONEY FUND	0.00%
WELLS FARGO ADV SPEC MED CAP VALUE FUND (CLASS I SHARES)	25.58%

The Supplemental Savings Plan is unfunded, but the company has established a rabbi trust to set aside funds for the payment of benefits. The amounts deposited in this trust are subject to the claims of the company’s creditors. Benefits are generally paid out following termination of employment, and a participant can elect to have distributions made in approximately equal annual installments over a period not to exceed ten years or in a lump sum. The benefits will be paid in a lump sum upon a change of control of the company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following information and table set forth the amount of payments to each of our named executives that would be made in the event of a termination of employment as a result of a voluntary termination, normal and early retirement, death, disability, termination with or without cause, and termination following a change in control. The table also sets forth the amount of payments to each of our named executives in the event of a change of control without a termination of employment.

We do not have employment agreements with any of our executives. We do have change of control agreements with each of our named executives that provide for payments and benefits in the event of a termination of employment following a change of control of the company. The change of control agreements are described in detail below.

Assumptions and General Principles.    The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive.

•

The amounts shown in the table assume that the date of termination of employment of each named executive was March 31, 2014. Accordingly, the table reflects amounts payable to our named executives as of March 31, 2014 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination or change in control. The actual amounts that would be paid to a named executive can only be determined at the time of the termination or change in control.

•

If a named executive is employed on March 31 of a given year, that executive will generally be entitled to receive an annual cash bonus for that year pursuant to our Executive Officer Annual Incentive Plan. Even if a named executive resigns or is terminated with cause at the end of the fiscal year, the executive may receive an incentive bonus, because the executive had been employed for the entire fiscal year. This payment is not a severance or termination payment, but is a payment for services provided over the course of the year and is not included in the table. The officer would not receive a pro rata bonus payment under these circumstances if employment terminated prior to the end of the year.

•

A named executive may exercise any stock options that are vested and exercisable prior to the date of termination and is entitled to receive unrestricted shares of common stock with respect to any restricted stock and RSU awards that vested prior to the date of termination. In addition, the vesting of options, restricted stock, and time-vested RSUs is accelerated upon a change of control of our company, and the vesting of restricted stock and time-vested RSUs is accelerated upon death or disability. The value of these accelerated awards is reflected in the table, as well as the value of vested unexercised options.

•

A named executive will be entitled to receive all amounts accrued and vested under our retirement and savings programs including any pension plans and deferred compensation plans in which the named executive participates. These amounts will be determined and paid in accordance with the applicable plan, and benefits payable under the non-qualified plans in which the named executives participate are also reflected in the table. Qualified retirement plan benefits payable under our Pension Plan, Retirement Plan, and 401(k) Plan are not included.

Normal and Early Retirement and Termination Without Cause.    A named executive is eligible to elect normal retirement at age 65 and early retirement after attaining age 55 and completing 10 years of service. Upon normal retirement at age 65 or later and after completing at least five years of service, or upon early retirement at age 55 or later and after completing at least ten years of service or upon termination of the named executive’s employment by the company without cause, a named executive may receive benefits under the Executive Officer Annual Incentive Plan. The compensation committee may determine to pay a pro rata bonus for the fiscal year in which termination occurs based upon the performance criteria in effect for such year and the percentage of salary applicable to such named executive’s bonus, but applied to the actual salary amount paid to the named executive for the portion of the year that the participant was employed.

Death and Disability.    Upon death or disability, a named executive, or his estate, as the case may be, will receive a pro rata bonus for the fiscal year in which termination occurs based upon the performance criteria in effect for such year and the percentage of salary applicable to such named executive’s bonus, but applied to the actual salary amount paid to the named executive for the portion of the year that the participant was employed. Upon death or termination due to disability, all shares of restricted stock will immediately vest and become unrestricted, and all time-based RSUs will vest and pay out in an equivalent number of shares of common stock. Each named executive (or his estate, if applicable) will be permitted to retain a pro-rated number of performance-based RSUs that will then pay out as scheduled at the end of the performance period to the extent the performance metric is met for the whole period. The amounts set forth in the table for restricted stock and RSUs reflect the number of shares of restricted stock for which the vesting would accelerate, or the number of shares that would be received upon the vesting and payout of RSUs, multiplied by the closing price of our common stock on March 31, 2014.

Voluntary Termination and Termination for Cause.    A named executive is not generally entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with the company prior to being eligible for retirement or upon termination for cause. Any named executive who voluntarily terminates his employment with the company or is terminated by the company for cause would not receive a pro rata bonus, unless otherwise determined by the compensation committee. The compensation committee has not in the past determined to make payments under these circumstances and, accordingly, no bonus amounts are included in the “Estimated Payments on Termination or Change in Control” for a voluntary termination or a termination for cause.

Change of Control.    Upon the occurrence of a change of control, as generally defined below, all outstanding stock options will immediately vest and become exercisable, all shares of restricted stock will immediately vest and become unrestricted, and all time-based RSUs will vest and pay out in an equivalent number of shares of common stock. Named executives would be permitted to continue to hold their performance-based RSUs, which would vest and pay out as scheduled at the end of the performance period to the extent the performance metric is met. Amounts reflected for stock options in the table below reflect the difference, if any, between the closing price of our common stock on March 31, 2014 and the exercise price for each option for which vesting would accelerate. The amounts set forth in the table for restricted stock and RSUs reflect the number of shares of restricted stock for which the vesting would accelerate, or the number of shares that would be received upon the vesting and payout of RSUs, multiplied by the closing price of our common stock on March 31, 2014.

We have entered into change of control agreements with each of our named executives. Each named executive’s agreement renews annually on January 1, unless the compensation committee gives notice during the previous year that the agreement will not be renewed (by June 30 for Mr. Gorski and by March 31 for all other named executives). Generally, pursuant to these agreements, a change of control occurs:

(a) upon the acquisition by any person or entity of beneficial ownership of 30% or more of the outstanding shares of the company’s common stock, or 30% or more of the combined voting power of the company’s then outstanding securities (other than (i) acquisitions of common stock directly from the company, (ii) acquisitions of common stock by the company or its subsidiaries, (iii) any acquisition of common stock by any employee benefit plan (or related trust) sponsored or maintained by the company or any corporation controlled by the company, or (iv) any acquisition of common stock by any corporation in connection with a business transaction as proscribed in the agreement);

(b) if a majority of the company’s incumbent board of directors is replaced except in specific circumstances;

(c) upon the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the company or any direct or indirect subsidiary of the company), or sale or other disposition of all or substantially all of the assets of the company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) the voting securities of the company immediately prior to the Business Combination represent more than 50% of the combined voting power of the then-outstanding voting securities of the entity resulting from the transaction, (ii) except to the extent that such ownership existed prior to the Business Combination, no person beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and (iii) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the incumbent board of the company at the time of initiating the Business Combination; or

(d) approval by the stockholders of the company of a complete liquidation or dissolution of the company.

The change of control agreements provide that upon a termination of employment following a change in control (other than termination for cause or by reason of death or disability) or if the named executive terminates his employment in certain circumstances defined in the agreement which constitute “good reason,” in addition to the accelerated vesting of stock options and restricted stock described above, each will receive a lump sum payment equal to three times the officer’s base salary at termination, plus a payment equal to three times the greater of the average of his last three bonuses or the target bonus for which the officer is eligible within the following twelve months. The change of control agreements also provide for a pro-rated bonus assuming performance at the target level for the portion of the year prior to termination. Also, the officer will be entitled to continued life and health insurance benefits for thirty-six months following the date of termination. The officer will immediately become fully vested in his benefits under each of our supplemental or excess retirement plans in which the officer participated. All benefits under each of our supplemental or excess retirement plans will be paid out in a lump sum upon the change of control. In addition, we will increase the payout by an amount equal to the additional benefits to which the officer would have been entitled under any of our qualified or non-qualified defined benefit or defined contribution plans, as if the officer had continued to participate in such plans for three years following the change of control.

The change of control agreements of Messrs. Fanning and Lundstrom have terms that differ from the terms of our change of control agreements with Messrs. Platt, Gorski, and Bennett. The agreements of Messrs. Fanning and Lundstrom:

•	do not provide additional compensation credit for purposes of calculating the SERP benefit payout;

•	include a gross-up payment to cover any excess parachute payment tax; and

•

do not include within the definition of a “good reason” termination necessary to trigger a severance benefit a situation where the officer does not have a commensurate position following the change of control with the corporation resulting from a business combination. If the resulting corporation is controlled by a parent entity, “good reason” would not exist simply because the named executive did not have a commensurate position with the parent entity.

The agreements of Messrs. Platt, Gorski, and Bennett:

•	do provide additional compensation credit in calculating the SERP payment amount (except for Mr. Gorski, who is not a SERP participant);

•	do not include a parachute payment excise tax gross-up; and

•	do include within the definition of “good reason” a situation where the officer does not have a commensurate position with the ultimate parent company after the change of control.

The company did not materially amend any existing change of control agreements in fiscal 2014. In addition, the committee has determined that any new change of control agreements will not provide parachute payment excise tax gross-ups.

ESTIMATED PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the amounts that would be payable to our named executives under various termination or change in control scenarios, if those events had occurred on the last day of our 2014 fiscal year (March 31, 2014).

Event	J.M. Platt	Q.P. Fanning	J.A. Gorski	B.D. Lundstrom	J.M. Bennett
Normal and Early Retirement and Termination without Cause
Prorated annual incentive	$743,054	$424,478	$381,292	$414,760	$302,068
Subtotal—Termination-Related Benefits	$743,054	$424,478	$381,292	$414,760	$302,068

Vested stock options	$596,738	$385,933	$0	$242,026	$449,294
SERP	$2,813,813	$459,301	$0	$564,791	$1,686,928
Supplemental Savings Plan	$1,673,122	$181,547	$196,040	$0	$0
Total	$5,826,727	$1,451,259	$577,332	$1,221,577	$2,438,290

Death or Disability
Prorated annual incentive	$743,054	$424,478	$381,292	$414,760	$302,068
Accelerated vesting of equity awards	$3,738,295	$2,005,089	$2,003,485	$1,723,628	$1,323,048
Subtotal—Termination-Related Benefits	$4,481,349	$2,429,567	$2,384,777	$2,138,388	$1,625,116

Vested stock options	$596,738	$385,933	$0	$242,026	$449,294
SERP	$2,813,813	$459,301	$0	$564,791	$1,686,928
Supplemental Savings Plan	$1,673,122	$181,547	$196,040	$0	$0
Total	$9,565,022	$3,456,348	$2,580,817	$2,945,205	$3,761,338

Change in Control with Termination
Prorated annual incentive	$743,054	$424,478	$381,292	$414,760	$302,068
Accelerated vesting of equity awards	$3,738,295	$2,005,089	$2,003,485	$1,723,628	$1,323,048
Cash severance payment	$3,945,000	$2,261,170	$2,165,925	$2,246,991	$1,676,340
Continued benefits and additional retirement plan credit	$1,071,628	$167,770	$119,437	$150,785	$298,520
Tax gross-up	$0	$3,954,557	$0	$3,903,819	$0
Subtotal—Termination-Related Benefits	$9,497,977	$8,813,064	$4,670,139	$8,439,983	$3,599,976

Vested stock options	$596,738	$385,933	$0	$242,026	$449,294
SERP	$2,813,813	$459,301	$0	$564,791	$1,686,928
Supplemental Savings Plan	$1,673,122	$181,547	$196,040	$0	$0
Total	$14,581,650	$9,839,845	$4,866,179	$9,246,800	$5,736,198

Change in Control (No Termination)
Accelerated vesting of equity awards	$3,738,295	$2,005,089	$2,003,485	$1,723,628	$1,323,048
Total	$3,738,295	$2,005,089	$2,003,485	$1,723,628	$1,323,048

Voluntary Termination and Termination with Cause (No Termination-Related Benefits)
Vested stock options	$596,738	$385,933	$0	$242,026	$449,294
SERP	$2,813,813	$459,301	$0	$564,791	$1,686,928
Supplemental Savings Plan	$1,673,122	$181,547	$196,040	$0	$0
Total	$5,083,673	$1,026,781	$196,040	$806,817	$2,136,222

PROPOSAL TO APPROVE THE

TIDEWATER INC. 2014 STOCK INCENTIVE PLAN

(PROPOSAL 3)

The growth and future success of our company depends upon the efforts of our officers, directors, key employees, consultants, and advisors. We believe that the proposed Tidewater Inc. 2014 Stock Incentive Plan (the “Plan”) combines an effective means of attracting and retaining qualified key personnel with a long-term focus on maximizing stockholder value. Upon the recommendation of the compensation committee, our board of directors has adopted the Plan, subject to stockholder approval at the annual meeting. The Plan is summarized below and the full text of the Plan is attached to this proxy statement as Appendix B. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Appendix B carefully before you decide how to vote on this proposal.

Purpose of the Proposal

We believe that providing officers, directors, key employees, consultants, and advisors with a proprietary interest in the growth and performance of our company stimulates individual performance and enhances stockholder value. We also believe that a significant portion of a named executive’s compensation should be directly linked to our performance. Consistent with this philosophy, during fiscal 2014, between 60-70% of our named executives’ total target compensation was delivered in the form of long-term incentive awards.

We currently grant annual long-term incentive awards to our executives and key employees under our 2006 Stock Incentive Plan and our 2009 Stock Incentive Plan. As of June 13, 2014, approximately 137,112 shares of common stock remain available for grant under these plans. Although the number of shares required for each annual grant varies based on a number of factors, including our share price at the time of grant and the size of individual grants awarded by our compensation committee, we do not believe that we have sufficient shares available for our long-term incentive annual grants to our executive officers and other key employees for fiscal 2015 and beyond.

We believe that adoption of a new plan is necessary to provide the company with the continued ability to attract, retain, and motivate key personnel in a manner tied to the interests of stockholders. We anticipate that the shares reserved for issuance under the Plan will be sufficient to meet our needs for approximately three years. If stockholders approve the Plan, no future awards will be made from the 2006 Stock Incentive Plan or the 2009 Stock Incentive Plan.

However, if the Plan is not approved by our stockholders, we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and use cash that could be reinvested in our business.

The Plan has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

•

the Plan prohibits granting stock options and stock appreciation rights with an exercise price less than the fair market value of a share of stock on the date of grant, or repricing such incentives without stockholder approval;

•

no more than 65,000 shares of company stock may be granted without compliance with certain minimum vesting requirements described in greater detail below (not including awards made to non-employee directors, grants made in payment of cash amounts earned under our annual incentive plans, and shares issued in settlement of a cash-based performance award that itself met the minimum vesting requirements);

•	the Plan contains limitations on grants to individual participants (including directors) in a given calendar year;

•

the Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered in payment of the exercise price of a stock option, shares covered by, but not issued in settlement of, stock-settled stock appreciation rights, or shares delivered or withheld to satisfy a tax withholding obligation);

•	material amendments to the Plan require stockholder approval; and

•	awards under the Plan are administered by the compensation committee, an independent committee of our board of directors.

Dilution.    If the Plan is approved, the overall simple dilutive effect of our equity award program (counting shares available for issuance plus shares currently subject to outstanding awards) would be approximately 6.7% of our fully diluted shares outstanding.

Summary of Our Existing Equity Plans

The following table provides certain additional information regarding our existing equity plans as of June 13, 2014.

Total Stock Options Outstanding	1,345,768
Total Shares of Restricted Stock Outstanding	147,229
Total RSUs Outstanding	744,064
Weighted-Average Exercise Price of Stock Options Outstanding	$47.74
Weighted-Average Duration of Stock Options Outstanding	3.37 years
Total Shares Remaining Available for Grant under our 2006 Stock Incentive Plan and our 2009 Stock Incentive Plan(1)	137,112
Total Shares Reserved for Issuance under the Plan	1,300,000
Total Shares of Common Stock Outstanding	49,718,678

(1)	No additional grants will be made under these plans if the Plan is approved.

Terms of the Plan

Administration of the Plan.    The compensation committee of our board of directors (or a subcommittee thereof) will generally administer the Plan, and has the authority to grant incentives under the Plan and to set the terms of the awards, amend any outstanding incentives or accelerate the time at which any outstanding incentives may vest, correct any defect in the Plan or any incentive as it deems necessary and establish rules or regulations relating to administration of the Plan, except that the nominating and corporate governance committee of our board has such authority with respect to awards made to non-employee directors. The compensation committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan subject to the nominating and corporate governance committee’s authority to interpret the Plan, establish rules and regulations and make such determinations with respect to our non-employee directors. Subject to the limitations specified in the Plan, the compensation committee may delegate its authority to appropriate officers of our company with respect to grants to employees or consultants who are not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code.

Eligibility.    Officers, directors, key employees and consultants and advisors to our company will be eligible to receive incentives under the Plan when designated as participants. We currently have five executive officers and ten non-employee directors who are eligible to receive incentives under the Plan. In addition, approximately 49 key employees participate in our current equity incentive plans (the 2006 Stock Incentive Plan and the 2009 Stock Incentive Plan). Incentives under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code;

•	non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	other stock-based awards; and

•	cash-based performance awards.

Each type of award is discussed in greater detail in “Types of Incentives” below.

Shares Issuable Through the Plan.    A total of 1,300,000 shares of our common stock are authorized to be issued under the Plan, representing approximately 2.61% of our outstanding common stock. The closing sale price of a share of our common stock, as quoted on the NYSE on June 13, 2014, was $54.63. Because we have not granted appreciation equity awards for several years, the Plan, unlike prior plans, does not contain any sublimits for full value awards or a fungible design.

Limitations and Adjustments to Shares Issuable Through the Plan.    The Plan limits the incentives granted to any single officer, employee, consultant, or advisor in a calendar year to no more than 500,000 shares of our common stock, not including incentives valued in dollars rather than shares of common stock. For awards valued in dollars, the maximum dollar value of those incentives (whether or not paid in shares) that may be paid out to any single officer, employee, consultant or advisor in any calendar year is $5,000,000. Each non-employee director may be granted incentives with respect to no more than 30,000 shares of common stock each calendar year. The maximum number of shares that may be issued upon the exercise of options intended to qualify as incentive stock options under the Internal Revenue Code is 1,300,000.

Share Counting.    For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares that are not delivered because an award is forfeited, cancelled, or expires prior to exercise or realization will be available again for issuance or delivery under the Plan. However, shares may not be recycled if they were delivered or withheld from an incentive in payment of the exercise price of a stock option or a stock-settled stock appreciation right or to cover any tax withholding obligation.

Proportionate adjustments will be made to all of the share limitations provided in the Plan, including the number of shares subject to the Plan, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the shares of common stock. In addition, the exercise price of any outstanding options or stock appreciation rights and any performance goals will also be adjusted if necessary to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Plan.    Our board of directors may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment that would:

•	materially increase the number of issuable shares;

•	materially increase the benefits accruing to participants;

•	materially expand the classes of persons eligible to participate;

•	expand the types of incentives available for grant;

•	materially extend the term of the Plan;

•	reduce the price at which common stock may be offered through the Plan; or

•	permit the repricing of an option or stock appreciation right.

No amendment or discontinuance of the Plan may materially impair any previously granted award without the consent of the recipient.

Term of the Plan.    No incentives may be granted under the Plan more than ten years after the date the Plan is approved by our stockholders.

Incentive Agreements.    Grants of incentives will be subject to the terms and conditions of the Plan and may also be subject to additional restrictions imposed by the compensation committee or nominating and corporate governance committee and detailed in an incentive agreement between the company and the participant. The agreement may include provisions requiring the forfeiture of outstanding incentives in the event of the participant’s termination of employment or, in the case of performance-based grants, if applicable goals or targets are not met.

Mimimum Vesting Requirements.    Incentives granted under the Plan are generally subject to minimum vesting requirements. Incentives that vest based on time must generally have a vesting period of three years (with incremental vesting permitted over the three years), while incentives that vest based on the future attainment of performance goals must have a minimum vesting period of one year. The following types of grants are not subject to any vesting requirements: incentives granted to non-employee directors, shares paid in settlement of cash amounts due under one of the company’s annual incentive plans, and shares issued in settlement of a cash-based performance award under the Plan, so long as the cash-based performance award itself was initially granted in compliance with the minimum vesting requirements. An aggregate of 65,000 shares may be issued under the Plan without compliance with these requirements or its exceptions.

Types of Incentives.    Each type of award that may be granted under the Plan is described below.

Stock Options.    A stock option is a right to purchase shares of common stock from the company. The compensation committee or nominating and corporate governance committee will determine the number and exercise price of the options and when the options become exercisable. However, the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in assumption or substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the committee, but may not exceed ten years. As noted above, the committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another award, a cash payment or shares of common stock, unless approved by our company’s stockholders. The Plan permits the committee to grant both non-qualified and incentive stock options. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The option exercise price may be paid in cash, by check, in shares of common stock, through a “cashless” exercise arrangement with a broker approved by our company, through a net exercise procedure (if approved by the committee), or in any other manner authorized by the committee.

Stock Appreciation Rights.    A stock appreciation right, or SAR, is a right to receive, without payment to us, a number of shares of common stock, cash or combination thereof. If the SAR is payable in cash, the holder is entitled to a cash payment equal to the appreciation value of the number of shares of common stock as to which the SAR is being exercised. If the SAR is payable in shares, the holder is entitled to receive a number of shares of common stock equal to the appreciation value of the number of shares of common stock as to which the SAR is being exercised divided by the fair market value of a share of common stock on the business day preceding the date on which the company received notice of exercise. The compensation committee or nominating and corporate governance committee will determine the exercise price used to measure share appreciation, which may not be less than the fair market value of a share of common stock on the date of grant, except for a stock appreciation right granted in assumption or substitution of an outstanding award in an acquisition transaction, whether the right may be paid in cash, and the number and term of stock appreciation rights, provided that the term of a SAR may not exceed ten years. The Plan restricts decreases in the exercise price and certain exchanges of SARs on terms similar to the restrictions described above for options.

Restricted Stock.    Shares of restricted stock are shares of common stock granted by the compensation committee or nominating and corporate governance committee and made subject to certain restrictions on sale or other transfer, forfeitability provisions and other terms and conditions during a particular period of time. Subject to the restrictions provided in the applicable incentive agreement and the Plan, including restrictions imposed on the receipt of dividends, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares.

Restricted Stock Units.    A restricted stock unit, or RSU, represents the right to receive from our company one share of common stock on a respective vesting or settlement date. Subject to the restrictions provided in the applicable incentive agreement and the Plan, a participant receiving RSUs has no rights as a stockholder as to such units until the RSUs vest and shares of common stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights; however, unless determined by the committee to be paid currently, the company shall establish a bookkeeping account for the participant and reflect in that account any securities, cash, or other property comprising any dividend or property distribution with respect to each share of common stock underlying each RSU.

Other Stock-Based Awards.    The Plan also permits the compensation committee or nominating and corporate governance committee to grant to eligible participants awards of shares of common stock, awards of phantom stock and other awards that are denominated or payable in, valued in whole or in part by reference to, or are otherwise based on or related to, shares of, or the appreciation in value of, shares of common stock. The committee has discretion to determine the times at which such incentives are to be made, the size of such incentives, the form of payment, and all other conditions of such incentives, including any restrictions, deferral periods or performance requirements.

Cash-Based Performance Awards.    The committee may make cash-based performance awards to eligible participants. At the election of the committee, a cash-based performance award may be settled in cash, shares of common stock, or a combination of the two. A cash-based performance award will be subject to forfeitability provisions and other terms and conditions, including the attainment of specified performance goals, as the relevant committee may determine.

Performance-Based Compensation Under Section 162(m).    Performance-based compensation that meets the requirements of Section 162(m) of the Internal Revenue Code does not count toward the $1 million limit on our company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Stock options and stock appreciation rights granted in accordance with the terms of the Plan should qualify as performance-based compensation under Section 162(m).

Grants of restricted stock, restricted stock units, other stock-based awards, or cash-based performance awards that we intend to qualify as performance-based compensation under Section 162(m) must be conditioned upon the achievement of pre-established performance goals as well as other applicable requirements of Section 162(m). The pre-established performance goals, as provided in the Plan, will be based upon any or a combination of the following criteria relating to our company or one or more of our divisions or subsidiaries: earnings per share; return on assets or net assets; an economic value added measure; stockholder return or total stockholder return; earnings or earnings before interest, taxes, depreciation and amortization; stock price; return on equity; return on total capital; return on invested capital; return on capital employed; safety performance; reduction of expenses; cash flow; increase in cash flow; free cash flow; income or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin;

revenue; return on operating revenue; or market segment share. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee or nominating and corporate governance committee, relative to internal goals or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Plan to exclude the effects of non-recurring transactions or changes in accounting standards.

Our compensation committee has authority to use different targets from time to time within the scope of the performance goals as provided in the Plan and listed above. The regulations under Section 162(m) require that the material terms of the performance goals be re-approved by our stockholders every five years.

Termination of Employment or Service.    If a participant ceases to be an employee of our company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, any outstanding incentives may be exercised, will vest, or will expire at such times as may be determined by the compensation committee or nominating and corporate governance committee and as provided in the applicable incentive agreement.

Change of Control.    In the event of a change of control of our company, as defined in the Plan or in an incentive agreement, and if determined by the compensation committee or nominating and corporate governance committee and so provided in the incentive agreement, all outstanding incentives will become fully vested and exercisable, all restrictions or limitations on any outstanding incentives will lapse and all performance criteria and other conditions relating to the payment of incentives will be deemed to have been achieved or waived by the company.

In addition, upon a change of control, the committee will have the authority to take a variety of actions regarding outstanding incentives. Within a certain time frame and under specific conditions, the committee may:

•	require that all outstanding options and SARs be exercised by a certain date;

•

require the surrender to our company of some or all outstanding options and SARs in exchange for a stock or cash payment for each option or SAR equal in value to the per share change of control value, calculated as described in the Plan, over the exercise price;

•	make any equitable adjustment to outstanding incentives as the committee deems necessary to reflect our corporate changes; or

•

provide that an option or SAR will become an option or SAR relating to the number of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder.

Transferability of Incentives.    The incentives granted under the Plan may not be transferred except (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order (as defined in the Internal Revenue Code); or (d) as to options only, if permitted by the compensation committee or nominating and corporate governance committee and so provided in the applicable incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members, or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes.    We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our company withhold shares from the shares the participant would otherwise receive, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Securities Exchange Act of 1934, is subject to the compensation committee’s right of disapproval.

Sub-plans.    The compensation committee or nominating and corporate governance committee may establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the company intends to grant incentives. All sub-plans will be deemed a part of the Plan, but any sub-plan shall apply only to the participants specified in that sub-plan.

Awards to Be Granted

If our stockholders approve the Plan at the annual meeting, grants of incentives to officers, directors, key employees, consultants, and advisors will be made in the future by the compensation committee or nominating and corporate governance committee as deemed necessary or appropriate. For information regarding equity incentives granted to our executive officers during fiscal 2014, please see the “Fiscal 2014 Grants of Plan-Based Awards” table.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of incentives that may be made under the Plan are summarized below. Participants who are granted incentives under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.    Normally, a participant who is granted a stock option will not realize any income nor will our company normally receive any deduction for federal income tax purposes in the year the option is granted.

When a non-qualified stock option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. Any remaining gain will be capital gain. Our company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock.    Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.    A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights.    Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards.    Generally, a participant who is granted an other stock-based award under the Plan will recognize ordinary income at the time the cash or shares associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Tax Consequences of a Change of Control.    If, upon a change of control of our company, the exercisability, vesting, or payout of an award is accelerated, then on the date of the change of control any excess of the fair market value of the shares or cash issued under accelerated incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of incentives that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Vote Required

Approval of the Plan requires the affirmative vote of the holders of at least a majority of the voting power present in person or represented by proxy at the annual meeting. Abstentions and withheld votes will be counted as votes against this proposal, and broker non-votes will have no effect on this proposal. For more information, see “Questions and Answers about the Annual Meeting and Voting.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE TIDEWATER INC. 2014 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under equity compensation plans as of March 31, 2014:

Equity Compensation Plan Information as of March 31, 2014

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($/sh)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders	1,370,056	(1)	$47.51	99,249	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,370,056		$47.51	99,249

(1)	This figure reflects all outstanding options, which have a weighted average remaining term of 3.5 years. In addition to these outstanding options, as of March 31, 2014, there were 185,090 shares of restricted stock outstanding and 751,582 restricted stock units outstanding.
(2)	All such shares remain available for issuance as stock options, stock appreciation rights, restricted stock, restricted stock units, or other stock-based incentives under our 2006 Stock Incentive Plan and our 2009 Stock Incentive Plan. If our stockholders approve the 2014 Stock Incentive Plan at the annual meeting, we will no longer grant awards from either the 2006 Stock Incentive Plan or the 2009 Stock Incentive Plan.

AUDIT COMMITTEE REPORT

The audit committee is currently comprised of five directors, all of whom are independent, as defined by SEC rules and the NYSE’s listing standards. We operate under a written charter approved by our committee and adopted by the board, which is available under “Committee Charters” in the “About Tidewater—Corporate Governance” section of our website at http://www.tdw.com. Our primary function is to assist the board in its oversight of: (1) the integrity of the financial statements, reports and other financial information provided by the company to any governmental or regulatory body, the public or other users thereof; (2) the company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the company’s internal audit function and independent registered public accounting firm; and (5) the company’s systems of disclosure controls and procedures and internal controls over financial reporting.

We oversee the company’s financial reporting process on behalf of the board. We are responsible for monitoring this process, but we are not responsible for developing and consistently applying the company’s accounting principles and practices, preparing and maintaining the integrity of the company’s financial statements and maintaining an appropriate system of internal controls, auditing the company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the company’s independent registered public accounting firm, respectively.

During fiscal 2014, management assessed the effectiveness of the company’s system of internal control over financial reporting in connection with the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management and Deloitte & Touche LLP, the company’s independent registered public accounting firm (“Deloitte & Touche”), management’s report on internal control over financial reporting and Deloitte & Touche’s report on their audit of the company’s internal control over financial reporting as of March 31, 2014, both of which are included in the company’s annual report on Form 10-K for the year ended March 31, 2014.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In July 2013, in accordance with our charter, we appointed Deloitte & Touche as the company’s independent registered public accounting firm for fiscal 2014. We have reviewed and discussed the company’s audited financial statements for fiscal year 2014 with management and Deloitte & Touche. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Deloitte & Touche provided an audit opinion to the same effect.

We have received from Deloitte & Touche the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the company’s independent registered public accounting firm’s independence, and we have discussed with them their independence from the company and management. We have also discussed with Deloitte & Touche the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB.

In addition, we have discussed with Deloitte & Touche the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the company’s internal controls as they considered necessary to support their opinions on the financial statements and on the internal control over financial reporting for fiscal year 2014, and various factors affecting the overall quality of accounting principles applied in the company’s financial reporting. Deloitte & Touche also met with us without management being present to discuss these matters.

Based on the review and discussions referred to above, the audit committee recommended to the board (and the board has approved) that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended March 31, 2014 for filing with the SEC. The audit committee has selected Deloitte & Touche as the company’s independent registered public accounting firm for fiscal year 2015, and that selection is being presented to the stockholders for ratification at the annual meeting.

Audit Committee:

James C. Day, Chairman

M. Jay Allison

J. Wayne Leonard

Cindy B. Taylor

Jack E. Thompson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees and Related Disclosures for Accounting Services

The following table lists the aggregate fees and costs billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates to our company for the fiscal year ended March 31, 2013 and the fiscal year ended March 31, 2014.

	Aggregate Fees Billed
	Fiscal Year Ended March 31, 2013	Fiscal Year Ended March 31, 2014
Audit Fees(1)	$1,385,160	$1,443,500
Audit-Related Fees(2)	$79,550	$292,000
Tax Fees(3)	$72,800	$154,650
All Other Fees	$—	$—

Total	$1,537,510	$1,890,150

(1)	Relates to services rendered in connection with auditing our company’s annual consolidated financial statements for each applicable year and reviewing our company’s quarterly financial statements. Also includes services rendered in connection with statutory audits and financial statement audits of our subsidiaries.
(2)	Consists of financial accounting and reporting consultations, employee benefit plan audits, and due diligence services related to the Troms offshore acquisition.
(3)	Consists of United States and foreign corporate tax compliance services and consultations.

The audit committee has determined that the provision of services described above is compatible with maintaining the independence of the independent auditors.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve the scope of all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. Audit services and permitted non-audit services must be pre-approved by the full audit committee, except that the chairman of the audit committee has the authority to pre-approve any specific service if the total anticipated cost of such service is not expected to exceed $25,000, and provided the full audit committee ratifies the chairman’s approval at its next regular meeting. All fiscal 2014 non-audit services were pre-approved by the audit committee.

PROPOSAL FOR THE RATIFICATION OF

SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

The audit committee of our board has selected Deloitte & Touche LLP (“Deloitte & Touche”) as the company’s independent registered public accounting firm to audit the financial statements of the company for the fiscal year ending March 31, 2015. Proxies solicited hereby will be voted to ratify that selection unless stockholders specify otherwise in their proxies. If the stockholders do not ratify the appointment of Deloitte & Touche by the affirmative vote of the holders of a majority of our common stock present in person or by proxy at the meeting and entitled to vote, the audit committee will reconsider the selection of the independent auditors. Abstentions and withheld votes will be treated as votes against this proposal. Because this is a discretionary proposal, shares held by brokers, banks and other nominees may be voted with respect to this proposal if the owner of such shares does not provide voting instructions. See “Questions and Answers about the Annual Meeting and Voting.”

Representatives of Deloitte & Touche are expected to be present at the 2014 annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2015.

STOCKHOLDER PROPOSALS

Our stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with SEC regulations and our bylaws.

We did not receive any stockholder proposals for the 2014 annual meeting and, pursuant to our bylaws, the deadline has passed for any stockholder to properly bring a matter before the meeting.

If you want us to consider including a proposal in next year’s proxy statement, you must deliver the proposal in writing to our Secretary at 601 Poydras Street, Suite 1500, New Orleans, Louisiana 70130 by February 27, 2015.

If you want to present a proposal at next year’s annual meeting but do not wish to have the proposal included in our proxy statement, you must submit it in writing to our Secretary, at the above address, no earlier than April 22, 2015 and no later than May 17, 2015, in accordance with the specific procedural requirements set forth in our bylaws. If you would like a copy of these procedures, please contact our Secretary, or access “Corporate Governance” in the “About Tidewater” section of our website at http://www.tdw.com to review our bylaws. Failure to comply with our bylaw procedures and deadlines may preclude presentation of the matter at the meeting.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Our practice has been that any transaction or relationship involving a related person which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC will be reviewed and approved, or ratified, by our audit committee.

We had one such transaction during fiscal year 2014. In October 2013, our subsea subsidiary ordered a fleet of six workclass ROV systems from a subsidiary of FMC Technologies, Inc. at an approximate cost of $30 million. Mr. Potter, who was first appointed to our board on December 1, 2013, served as President of FMC Technologies at the time of this transaction, and subsequently retired from this position effective November 30, 2013. All of this equipment, which will be mobilized onboard our deepwater vessels, was delivered during calendar year 2013. Although he was an executive officer of FMC Technologies at the time of this transaction, Mr. Potter had no direct involvement in negotiating the transaction and we have no immediate plans to purchase additional equipment or services from FMC Technologies (beyond modest support services and the potential future exercise of purchase options for additional ROV systems).

The audit committee also reviews and investigates any matters pertaining to the integrity of management and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file certain beneficial ownership reports with the SEC. To our knowledge, based on our review of copies of reports received by us and written representations by certain reporting persons, we believe that during fiscal year 2014, all Section 16(a) filing requirements applicable to our officers, directors, and 10% stockholders were complied with in a timely manner, with the exception of one late report for Mr. Leonard, disclosing an option exercise on November 18, 2013.

OTHER MATTERS

Our board knows of no business, other than as described in this proxy statement, which will be presented for consideration by the company’s stockholders at the meeting. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

By Order of the Board of Directors

BRUCE D. LUNDSTROM

Executive Vice President,

General Counsel and Secretary

New Orleans, Louisiana

June 27, 2014

PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR ONLINE USING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.

APPENDIX A

COMPANIES INCLUDED IN FISCAL 2014 EXECUTIVE COMPENSATION ANALYSES

Peer Energy Services Companies

Peer Company	2012 Peer Group	2013 Peer Group
Atwood Oceanics, Inc.	X	X
Bristow Group Inc.	X	X
Cameron International Corp.	X
Diamond Offshore Drilling, Inc.	X	X
Dresser-Rand Group Inc.	X	X
Dril-Quip Inc.		X
ENSCO International Inc.	X
Exterran Holdings Inc.	X	X
FMC Technologies Inc.	X	X
GulfMark Offshore, Inc.	X	X
Helix Energy Solutions Group	X	X
Helmerich & Payne, Inc.	X	X
Hornbeck Offshore Services Inc.	X	X
Key Energy Services Inc.	X	X
Kirby Corp.	X	X
McDermott International Inc.	X	X
Noble Corporation	X	X
Oceaneering International Inc.	X	X
Oil States International Inc.	X	X
Overseas Shipholding Group	X	X
Precision Drilling Corporation	X	X
Rowan Companies, Inc.	X	X
SEACOR Holdings Inc.	X	X
Superior Energy Services Inc.	X	X
Teekay Corp.	X	X

A-1

Towers Watson Oilfield Services Executive Compensation Survey Companies

Company	2012 Survey	2013 Survey
Atwood Oceanics, Inc.	X	X
Baker Hughes, Inc.	X	X
Bristow Group Inc.	X	X
Cameron International Corp.	X	X
Champion Technologies	X
Dresser-Rand Group, Inc.	X
ENSCO plc	X	X
Exterran Holdings Inc.	X	X
Halliburton Company	X	X
Helmerich & Payne, Inc.	X	X
Hercules Offshore, Inc.		X
McDermott International Inc.	X	X
National Oilwell Varco		X
Newpark Resources, Inc.	X	X
Noble Corporation	X	X
Oil States International Inc.	X	X
Parker Drilling Company		X
Schlumberger Limited	X	X
ShawCor Ltd.	X	X
Technip USA	X	X
Tetra Technologies, Inc.		X
Transocean, Inc.	X	X

A-2

APPENDIX B

TIDEWATER INC. 2014 STOCK INCENTIVE PLAN

1. Purpose.    The purpose of the Tidewater Inc. 2014 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of Tidewater Inc. (“Tidewater”) and its subsidiaries (collectively with Tidewater, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward, and motivate key employees, officers, and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between those service providers and Tidewater’s stockholders. Incentives consist of opportunities (a) to purchase or receive shares of common stock, $0.10 par value per share, of Tidewater (the “Common Stock”), (b) to earn cash awards valued in relation to Common Stock, and (c) to earn other cash-based performance awards, in each case on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Tidewater owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.

2. Administration.

2.1 Composition.    The Plan shall generally be administered by the Compensation Committee of the Board of Directors of Tidewater (the “Board”) or by a subcommittee thereof. The Compensation Committee or subcommittee thereof that generally administers the Plan shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code and the rules and regulations issued thereunder (“Section 162(m)”). The Nominating and Corporate Governance Committee of the Board shall administer the Plan with respect to grants to members of the Board who are not employees of the Company (“Outside Directors”). Members of the Nominating and Corporate Governance Committee shall qualify as “non-employee directors” under Rule 16b-3 promulgated under the 1934 Act. Unless the context otherwise requires, the term “Committee” shall be used herein to refer to both the Compensation Committee (or subcommittee that administers the Plan) and the Nominating and Corporate Governance Committee.

2.2 Authority.    The Compensation Committee or a sub-committee thereof shall have plenary authority to administer the Plan, including awarding Incentives under the Plan and entering into agreements with, or providing notices to, participants as to the terms of the Incentives (the “Incentive Agreements”), except that the Nominating and Corporate Governance Committee of the Board shall have the sole authority to grant Incentives to Outside Directors and to enter into Incentive Agreements with Outside Directors. Specifically, the Compensation Committee or a sub-committee thereof shall have full and final authority and discretion over the Plan and any Incentives granted under it, including, but not limited to, the right, power, and authority, to: (a) determine the persons to whom Incentives will be granted under Section 3 and the time at which such Incentives will be granted; (b) subject to Section 6.10, determine the terms, provisions, and conditions of each Incentive (including, if applicable, the number of shares of Common Stock covered by the Incentive), which need not be identical and need not match any default terms set forth in the Plan; (c) subject to Section 6.10, amend any outstanding Incentives or accelerate the time at which any outstanding Incentives may vest; (d) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Incentive in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives; (e) establish, amend, and rescind any rules or regulations relating to administration of the Plan that it determines to be appropriate, (f) resolve all questions of interpretation or application of the Plan or Incentives granted under the Plan; and (g) make any other determination that it believes necessary or advisable for the proper administration of the Plan, except that the Nominating and Corporate Governance Committee shall have sole authority with respect to all such matters relating to grants to Outside Directors. Committee decisions in matters relating to the Plan shall be final, binding, and conclusive on all persons, including the Company, its stockholders, and Plan participants. The Compensation Committee may delegate its authority hereunder to the extent provided in Section 3.

3. Eligible Participants.    Key employees and officers of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. With respect to participants not subject to either Section 16 of the 1934 Act or Section 162(m) of the Code, the Compensation Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants, and, subject to Section 6.10, to set and modify the terms of such Incentives; provided, however, that the per share Exercise Price (as defined in Section 6.2) of any options granted by an officer, rather than by the Compensation Committee, shall be equal to the Fair Market Value (as defined in Section 13.10) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences. Outside Directors shall receive Incentives under the Plan when granted by the Nominating and Corporate Governance Committee.

4. Types of Incentives.    Incentives may be granted under the Plan to eligible participants in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights (“SARs”), (d) restricted stock, (e) restricted stock units (“RSUs”), (f) Other Stock-Based Awards (as defined in Section 9), and (g) Cash-Based Performance Awards (as defined in Section 10).

5. Shares Subject to the Plan.

5.1 Number of Shares.    Subject to adjustment as provided in Section 13.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 1,300,000 shares.

5.2 Share Counting.    Any shares of Common Stock subject to an Incentive that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Notwithstanding the foregoing, however, shares subject to an Incentive under the Plan shall not be available again for issuance or delivery under the Plan if such shares were (a) tendered in payment of the Exercise Price of a stock option, (b) covered by, but not issued upon settlement of, stock-settled SARs, or (c) delivered or withheld by the Company to satisfy any tax withholding obligation.

5.3 Limitations on Awards.    Subject to adjustment as provided in Section 13.5, the following additional limitations are imposed under the Plan:

(a) The maximum number of shares of Common Stock that may be issued upon the exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 1,300,000 shares.

(b) The maximum number of shares of Common Stock covered by Incentives (including stock options and SARs) that may be granted to any one officer, employee, consultant, or advisor during any one calendar year shall be 500,000 shares, not including any Incentives covered by the limitations of Section 5.3(c). This provision shall be construed in a manner consistent with Section 162(m).

(c) The maximum value of Incentives granted under the Plan and valued in dollars rather than shares of Common Stock (regardless of whether those Incentives are paid in Common Stock) that may be paid out to any one officer, employee, consultant, or advisor during any one calendar year shall be $5,000,000.

(d) Each Outside Director may be granted Incentives with respect to no more than 30,000 shares of Common Stock each calendar year.

(e) The maximum number of Incentives payable in Common Stock that may be granted under the Plan to officers, employees, consultants, or advisors without compliance with the minimum vesting requirements provided in Section 5.4 shall be 65,000 shares.

5.4 Minimum Vesting Requirements.    All Incentives granted under the Plan shall have a minimum three-year vesting schedule (with incremental vesting over the three-year period permitted), with the following exceptions:

(a) If the vesting of the Incentive is based upon the attainment of performance goals as provided in Section 11, the minimum vesting period shall be one year.

(b) No minimum vesting period applies to (i) grants made to Outside Directors, (ii) shares of Common Stock issued in payment of cash amounts earned under the Company’s annual incentive plans; (iii) shares of Common Stock issued in settlement of a Cash-Based Performance Award granted under to Section 10, provided that the initial grant of that Incentive complied with this Section 5.4; or (iv) grants made under Section 5.3(e).

5.5 Type of Common Stock.    Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options and Stock Appreciation Rights.

6.1 Grant of Appreciation Awards.    The Committee may grant appreciation awards in the form of stock options or stock appreciation rights (SARs) as provided in this Section 6.

(a) A stock option is a right to purchase shares of Common Stock from Tidewater. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option.

(b) A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash, or any combination thereof (as specified in the applicable Incentive Agreement), and the number or amount of which is determined pursuant to the formula set forth in Section 6.6(c).

(c) Each stock option or SAR granted by the Committee under this Plan shall be subject to the terms and conditions of this Plan, including but not limited to, this Section 6, and the applicable Incentive Agreement.

6.2 Exercise Price.    The exercise price per share (the “Exercise Price”) of a grant of options or SARs shall be determined by the Committee at grant, subject to adjustment under Section 13.5; provided that in no event shall the Exercise Price be less than the Fair Market Value (as defined in Section 13.10) of a share of Common Stock on the date of grant, except in the case of stock options or SARs granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.3 Number.    The number of shares of Common Stock subject to each grant of stock options or SARs shall be determined by the Committee, subject to Section 5 and adjustment as provided in Section 13.5.

6.4 Vesting and Exercisability.    Subject to Section 5.4, at the time an award of stock options or SARs is made, the Committee shall establish the time or times at which the Incentive shall vest and become exercisable. Each award of stock options or SARs may have a different vesting period. An acceleration of the vesting period shall occur (a) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (b) unless otherwise provided in the Incentive Agreement, as described in Section 12 in the event of a Change of Control of the Company.

6.5 Term.    The term of each stock option or SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years.

6.6 Manner of Exercise.

(a) Each stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the aggregate Exercise Price due for the shares to be purchased. The aggregate

Exercise Price shall be payable in United States dollars and may be paid (i) in cash; (ii) by check; (iii) by delivery, or attestation of ownership, of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day preceding the date on which the Company received notice of exercise; (iv) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the aggregate Exercise Price; (v) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate Exercise Price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option on the business day preceding the date on which the Company received notice of exercise; or (vi) in such other manner as may be authorized from time to time by the Committee.

(b) A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The Company shall, within 30 days of receiving such notice, deliver to the holder the shares of Common Stock, cash, or combination of shares and cash to which the holder is entitled as provided in the Incentive Agreement, calculated as provided in Section 6.6(c).

(c) If the SAR is payable in cash, then the holder is entitled to a cash payment equal to the appreciation value of the number of shares of Common Stock as to which the SAR is being exercised, calculated by (i) subtracting the Exercise Price of the SAR from the Fair Market Value of a share of Common Stock on the business day preceding the date on which the Company received notice of exercise then (ii) multiplying by the number of shares of Common Stock as to which the SAR is being exercised (such value, the “Appreciation”). If the SAR is payable in shares, then the holder is entitled to receive a number of shares of Common Stock equal to the Appreciation divided by the Fair Market Value of a share of Common Stock on the business day preceding the date on which the Company received notice of exercise, rounded down to the next whole share, with cash paid in lieu of fractional shares.

6.7 No Dividend Equivalent Rights.    Participants holding stock options or SARs shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the Incentive.

6.8 Incentive Stock Options.    Notwithstanding anything in the Plan or Incentive Agreement to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a) Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options under Section 422 of the Code.

(b) All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board.

(c) No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

(d) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Tidewater or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

(e) Notwithstanding anything in this Plan or the applicable Incentive Agreement to the contrary, the Company shall have no liability to the optionee or any other person if an option designated as an incentive stock option fails to qualify as such at any time.

6.9 Repurchase.    Upon approval of the Committee, the Company may repurchase a previously-granted stock option or SAR by mutual agreement with the holder of the Incentive prior to exercise by payment to the holder of the amount per share by which: (a) the Fair Market Value of the Common Stock on the trading day immediately preceding the date of repurchase exceeds (b) the Exercise Price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.10.

6.10 General Prohibition Against Repricing.    Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 12 in the event of a Change of Control, unless approved by Tidewater’s stockholders, (a) the Exercise Price of any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share Exercise Price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower Exercise Price, shares of restricted stock, RSUs, an Other Stock-Based Award, a cash payment, or Common Stock.

7. Restricted Stock.

7.1 Grant of Restricted Stock.    The Committee may award shares of restricted stock to such eligible participants as provided in this Section 7. An award of restricted stock shall be subject to such restrictions on transfer, forfeitability provisions, and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2 The Restricted Period.    Subject to Section 5.4, at the time an award of restricted stock is made, the Committee shall establish the period of time during which the shares are restricted, following which the restrictions shall lapse and the shares of restricted stock shall vest. Each award of restricted stock may have a different restricted period. The expiration of the restricted period shall occur (a) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (b) unless otherwise provided in the Incentive Agreement, as described in Section 12 in the event of a Change of Control of the Company.

7.3 Escrow.    The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Tidewater Inc. 2014 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Tidewater Inc. (“the Company”) thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued.

7.4 Dividends on Restricted Stock.    Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions, or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5 Forfeiture.    In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5.

7.6 Expiration of Restricted Period.    Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and the Company shall direct the transfer agent to remove all restrictions and legends from the book entry for the vested shares, except for any restrictions and legends that may be imposed by law. Alternatively, the participant or his or her nominee may request that the Company issue a physical stock certificate for the vested shares free of all restrictions and legends except for those that may be imposed by law.

7.7 Rights as a Stockholder.    Subject to the terms and conditions of the Plan and any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote such shares.

8. Restricted Stock Units.

8.1 Grant of Restricted Stock Units.    A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or settlement date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions, and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of RSUs is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2 Vesting and Settlement.    Subject to Section 5.4, at the time an award of RSUs is made, the Committee shall establish the period of time during which the RSUs shall vest and when the RSUs will settle in shares of Common Stock. Each award of RSUs may have a different vesting period. An acceleration of the vesting and settlement shall occur (a) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (b) unless otherwise provided in the Incentive Agreement, as described in Section 12 in the event of a Change of Control of the Company.

8.3 Dividend Equivalent Accounts.    Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, prior to the vesting and settlement of RSUs granted under the Plan, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish a bookkeeping account for the participant and reflect in that account any securities, cash, or other property comprising any dividend or property distribution with respect to each share of Common Stock underlying each RSU. The participant shall have no rights to the amounts or other property credited to such account except to the extent provided in the Incentive Agreement.

8.4 Rights as a Stockholder.    Subject to the restrictions imposed under the terms and conditions of this Plan and any other restrictions that may be imposed in the Incentive Agreement, each participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as the RSUs vest and shares of Common Stock are issued to the participant.

9. Other Stock-Based Awards.

9.1 Grant of Other Stock-Based Awards.    Subject to the limitations described in Section 9.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, SARs, restricted stock, RSUs, or Cash-Based Performance Awards described in Sections 6 through 8 and Section 10) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock, or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

9.2 Vesting.    Subject to Section 5.4, at the time that an Other Stock-Based Award is made, the Committee shall establish the period of time during which the Other Stock-Based Award shall vest and following which all restrictions shall lapse. Each award of Other Stock-Based Award may have a different vesting period. An acceleration of the vesting period shall occur (a) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (b) unless otherwise provided in the Incentive Agreement, as described in Section 12 in the event of a Change of Control of the Company.

10. Cash-Based Performance Awards.    The Committee may grant Incentives in the form of “Cash-Based Performance Awards” to eligible participants, which shall consist of the opportunity to earn awards based on performance and valued in dollars rather than shares of Common Stock. At the Committee’s election and as provided in the Incentive Agreement, Cash-Based Performance Awards may be settled in cash, shares of Common Stock, or a combination of the two. A Cash-Based Performance Award shall be subject to such terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent a Cash-Based Performance Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be made subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m). Subject to Section 5.4, at the time that a Cash-Based Performance Award is granted, the Committee shall establish the vesting criteria for such Incentive, including, as applicable, the performance period, the time or times at which any payout shall be deemed vested and payable. An acceleration of vesting shall occur (a) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (b) unless otherwise provided in the Incentive Agreement, as described in Section 12 in the event of a Change of Control of the Company.

11. Performance Goals for Section 162(m) Awards.    To the extent that Incentives granted under the Plan other than stock options and SARs are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant, or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, Tidewater, a division or a subsidiary: earnings per share; return on assets or net assets; an economic value added measure; stockholder return or total stockholder return; earnings or earnings before interest, taxes, depreciation and amortization; stock price; return on equity; return on total capital; return on invested capital; return on capital employed; safety performance; reduction of expenses; cash flow; increase in cash flow; free cash flow; income or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; revenue; return on operating revenue; or market segment share. For any performance period, such performance objectives may be measured on an absolute basis, relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12. Change of Control.

12.1 Definitions.    As used in this Section 12, the following words or terms shall have the meanings indicated:

(a) Adoption Date shall mean the date of the Board’s adoption of this Plan.

(b) Affiliate (and variants thereof) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

(c) Beneficial Owner (and variants thereof), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

(d) Business Combination shall mean the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company.

(e) Change of Control Value shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to the Company’s stockholders in any such merger, consolidation or other reorganization;

(ii) the price per share offered to the Company’s stockholders in any tender offer or exchange offer whereby a Change of Control takes place;

(iii) in all other events, the Fair Market Value (as defined in Section 13.10) per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or

(iv) in the event that the consideration offered to the Company’s stockholders in any transaction described in this Section 12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

(f) Incumbent Board shall mean the individuals who, as of the Adoption Date, constitute the Board.

(g) Person shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that Person shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

(h) Post-Transaction Corporation.

(i) Unless a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean the Company after the Change of Control.

(ii) If a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean the corporation resulting from the Business Combination unless, as a result of such

Business Combination, an ultimate parent corporation controls the Company or all or substantially all of the Company’s assets either directly or indirectly, in which case, Post-Transaction Corporation shall mean such ultimate parent corporation.

12.2 Change of Control Defined.    Unless otherwise provided in an Incentive Agreement, Change of Control shall mean:

(a) the acquisition by any Person of Beneficial Ownership of 30% or more of the outstanding shares of the Common Stock, or 30% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of Control:

(i) any acquisition (other than a Business Combination which constitutes a Change of Control under Section 12.2(c)) of Common Stock directly from the Company,

(ii) any acquisition of Common Stock by the Company or its subsidiaries,

(iii) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(iv) any acquisition of Common Stock by any corporation pursuant to a Business Combination which does not constitute a Change of Control under Section 12.2(c); or

(b) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(c) a Business Combination, unless, immediately following such Business Combination,

(i) the individuals and entities who were the Beneficial Owners of the Company’s outstanding Common Stock and the Company’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

(ii) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(iii) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

12.3 Effect of a Change of Control.

(a) Except as otherwise provided in the Incentive Agreement and notwithstanding any other provision of the Plan, upon or immediately prior to any Change of Control (as defined in Section 12.2), all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any outstanding Incentives shall lapse, and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company without the necessity of action by any person.

(b) As used in this Section 12.3, “immediately prior” to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) to exercise any option or SAR fully, and (ii) to deal with the shares purchased or acquired under any Incentive so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

(c) To the extent, if any, required by Section 422(d) of the Code, incentive stock options which become exercisable immediately prior to a Change of Control pursuant to this Section 12.3 shall thereby become non-qualified stock options. Subject to Section 12.5 but notwithstanding any other provision of the Plan, including, without limitation, Section 12.4 (or any provision of any agreement with respect to any grant hereunder), (i) any stock option or SAR which becomes exercisable pursuant to this Section 12.3 shall remain exercisable until the earlier of the end of the option term or the lapse of the option, and (ii) any lapse and deemed waiver of restrictions and limitations on any RSUs, shares of restricted stock, Other Stock-Based Awards, or shares issued in settlement of Cash-Based Performance Awards pursuant to this Section 12.3 shall be a permanent lapse and deemed waiver of such restrictions and limitations.

12.4 Committee Discretion to Set Terms of Exercise or Exchange.    No later than 30 days after the approval by the Board of a Change of Control of a type described in subsections (c) or (d) of Section 12.2 and no later than 30 days after a Change of Control of a type described in subsection (a) and (b) of Section 12.2, the Committee (meaning either the Nominating and Corporate Governance Committee with regard to grants made to Outside Directors or the Compensation Committee with regard to all other grants, as the applicable Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or relevant Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(a) require that all outstanding options and SARs be exercised on or before a specified date (before or after such Change of Control, but no earlier than the date on which all such options and SARs have become fully vested and exercisable) fixed by the Committee, after which specified date all unexercised options and SARs shall lapse and terminate;

(b) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);

(c) provide for mandatory conversion of some or all of the outstanding options and SARs held by some or all participants as of a date (before or after such Change of Control) specified by the Committee, in which event such options and SARs shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares of Common Stock subject to such options and SARs over the Exercise Price(s) of such options and SARs or, in lieu of such cash payment, the issuance of common stock or securities of an acquiring entity having a Fair Market Value (as defined in Section 13.10) equal to such excess; or

(d) provide that thereafter upon any exercise of an option or SAR the participant shall be entitled to purchase under such option or SAR, in lieu of the number of shares of Common Stock then covered by such option or SAR, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation, or asset sale, if immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options and SARs.

13. General.

13.1 Duration.    No Incentives may be granted under the Plan after July 31, 2024; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

13.2 Transferability.    No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a non-qualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

13.3 Effect of Termination of Employment or Death.    In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement, or normal retirement, any Incentives may be exercised, shall vest, or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

13.4 Additional Conditions.    Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration, or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.5 Adjustment.    In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the Exercise Price of any stock option or SAR, and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

13.6 Withholding.

(a) The Company shall have the right to withhold from any payments made or Common Stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 13.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state, and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made prior to the Tax Date. For participants not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

13.7 No Continued Employment.    No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

13.8 Section 409A.    This Plan and all Incentives granted under the Plan are intended to comply with, or be exempt from, Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”), and the Plan and Incentives shall be interpreted and administered consistent with that intent. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement, however any such deferral arrangements shall comply with Section 409A.

13.9 Amendments to or Termination of the Plan.    The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a) materially revise the Plan without the approval of the stockholders to the extent such approval is required under applicable listing standards of any exchange on which shares of Common Stock are listed;

(b) amend Section 6.9 to permit repricing of options or SARs without the approval of stockholders; or

(c) materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.

A material revision of the Plan as used in this Section 13.9 includes (1) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan; (2) a material increase to the benefits accruing to participants under the Plan; (3) a material expansion of the classes of persons eligible to participate in the Plan; (4) an expansion of the types of Incentives available for grant under the Plan; (5) a material extension of the term of the Plan; and (6) a material change that reduces the price at which shares of Common Stock may be offered through the Plan.

13.10 Definition of Fair Market Value.    Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be the closing sale price on the consolidated transaction reporting system for the New York Stock Exchange on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

13.11 Sub-plans.    The Committee may establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the Company intends to grant Incentives. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of this Plan, but any sub-plan shall apply only to the participants specified in that sub-plan, whether specified by individual name, job-title, classification, employer, or jurisdiction.

13.12 No Trust or Fund Created.    Neither the Plan nor any Incentive shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a participant or any other person. To the extent that any person acquires the right to receive payments from the Company pursuant to an Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company.

13.13 Severability.    If any term or provision of the Plan shall at any time or to any extent be invalid, illegal, or unenforceable in any respect as written, in whole or in part, such provision shall be deemed modified or limited to the extent necessary to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

002CSN39C8

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 31, 2014.
Vote by Internet • Go to www.envisionreports.com/TDW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1; FOR Proposal 2; FOR Proposal 3; and	+
FOR Proposal 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - M. Jay Allison	☐	☐	02 - James C. Day	☐	☐	03 - Richard T. du Moulin	☐	☐

	04 - Morris E. Foster	☐	☐	05 - J. Wayne Leonard	☐	☐	06 - Richard A. Pattarozzi	☐	☐

	07 - Jeffrey M. Platt	☐	☐	08 - Robert L. Potter	☐	☐	09 - Nicholas J. Sutton	☐	☐

	10 - Cindy B. Taylor	☐	☐	11 - Jack E. Thompson	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Say on Pay Vote - An advisory vote to approve executive compensation (as disclosed in the proxy statement).	☐	☐	☐	3.	Approval of the Tidewater Inc. 2014 Stock Incentive Plan.	☐	☐	☐
					4.	Ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending March 31, 2015.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please vote, date, sign and promptly return this proxy. If signing as attorney, executor, officer, or other representative capacity, please indicate title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — TIDEWATER INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints Bruce D. Lundstrom and D. Clayton Cambre as proxies, each with power to act alone or by substitution, to vote all shares of the undersigned in Tidewater Inc. on all matters coming before the Annual Meeting of Stockholders of Tidewater Inc. to be held on July 31, 2014, and any adjournments thereof. If the undersigned is a participant in the Tidewater Savings Plan (“Savings Plan”) or in a stock incentive plan sponsored by Tidewater Inc., this proxy card also serves as voting instructions to the Trustees of the Savings Plan to vote at the Annual Meeting, and any adjournment thereof, as specified on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NOT DIRECTED, AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS LISTED ON THE BACK OF THIS CARD, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE